                                                                   Exhibit 10.12
                                                                   -------------


                        INSECT-PROTECTED COTTON LICENSE
                        -------------------------------
                                      AND
                                      ---
                            SEED SERVICES AGREEMENT
                            -----------------------

     THIS AGREEMENT is made as of the 26th day of September, 1995, by and between Monsanto Company having a principal place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 and Calgene, Inc., having a principal place of business at 1920 Fifth Street, Davis, California 95616

                            SECTION 1 -- BACKGROUND
                            -----------------------

     1.1 MONSANTO has developed and has a present intention to continue to develop technology which is useful in the production of genetically modified cotton plants exhibiting resistance to Lepidopteran insects. Such MONSANTO TECHNOLOGY is the subject of certain patents and patent applications. MONSANTO also possesses certain know-how and germplasm relating to such cotton plants.

     1.2 MONSANTO and CALGENE entered into commercial License Agreements each dated April 22, 1993 relating to technology useful in production of genetically-modified cotton plants exhibiting resistance to Lepidopteran insects.

     1.3 MONSANTO and CALGENE now desire to revise the manner in which the above-described MONSANTO technology is to be commercialized and hereby amend the RELATED AGREEMENTS as set forth below.

     1.4 MONSANTO and CALGENE are each interested in entering into a contractual arrangement under which MONSANTO would license cotton farmers the right to use LICENSED COMMERCIAL SEED exhibiting such resistance to Lepidopteran insects to produce a single cotton crop in THE TERRITORY and CALGENE would produce and sell LICENSED COMMERCIAL SEED to cotton farmers licensed by MONSANTO to use such LICENSED COMMERCIAL SEED.

                          SECTION 2 -- INTERPRETATION
                          ---------------------------

     2.1  DEFINITIONS:  In this Agreement, unless the context otherwise
          -----------
requires:

          2.1.1         The term "AGRONOMIC CRITERIA" means:

          (a) With respect to new varieties of LICENSED COMMERCIAL SEED produced by crossing a cotton line containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE with another cotton line followed by subsequent BACKCROSSES with a RECURRENT PARENT, those certain standards for the agronomic and fiber characteristics of cotton plants set forth below:

          (i)    Yield:  At least 95% of the RECURRENT PARENT.

          (ii) Maturity: No more than three (3) days longer than that of the RECURRENT PARENT.

          (iii) Lint Percent: No more than1.0% less than that of the RECURRENT PARENT.

          (iv) Disease Resistance: Within 0.5 of RECURRENT PARENT on a 1-5 rating system for economically significant diseases.

          (v)    Leaf Pilosity: Pilosity similar to that of the RECURRENT
                 PARENT.

          (vi) Ozone: In affected geographic areas, the GENETICALLY-MODIFIED CALGENE CULTIVARS must carry tolerance similar to that of plants of other NON-GENETICALLY-MODIFIED CALGENE CULTIVARS grown in the area.

          (vii) Strength: A minimum strength of the lower of either (i) 0.1 gm/tex above the discount strength as determined by the USDA or
                 (ii) 1.0 gm/tex below the strength of the RECURRENT PARENT
                 (HVI).

          (viii) Length:  At least 1 1/16 inch.

          (ix)   Micronaire:  Between 3.0 and 5.5 (HVI).

          (x)    Uniformity:  Within 1.0% of the RECURRENT PARENT.

          (xi)   Elongation:  Within 0.5% of the RECURRENT PARENT.

          (xii)  Seed Coat Fragments:  No higher than the RECURRENT PARENT.

          (xiii) Aberrant Characteristics: There are no aberrant morphological characteristics in any part of the plants which CALGENE reasonably believes would significantly reduce the market acceptance of the GENETICALLY-MODIFIED CALGENE CULTIVARS.

          (b) With respect to varieties of LICENSED COMMERCIAL SEED which are not produced by repeated BACKCROSSES with a RECURRENT PARENT, those certain standards for the agronomic and fiber characteristics of cotton plants set forth in Subsection 2.1.1(a) as such characteristics relate to the primary cotton line from which the new variety of LICENSED COMMERCIAL SEED was derived.

          (c) Any other standards for the agronomic and fiber characteristics of cotton plants as MONSANTO and CALGENE may agree to in the future.

          2.1.2 The term "AGROBACTERIUM TRANSFORMATION LICENSE AGREEMENT" means the Agrobacterium Transformation License Agreement between MONSANTO and CALGENE dated April 22, 1993.

          2.1.3   The term "ALTERNATE GENE" means a LEPIDOPTERAN-ACTIVE
MONSANTO GENE the use of which by CALGENE is requested by MONSANTO, in whole or in part, because the use of such ALTERNATIVE GENE would have the effect of reducing or eliminating the royalty due by MONSANTO to a third party under a license agreement with respect to a LEPIDOPTERAN-ACTIVE MONSANTO GENE previously authorized for COMMERCIAL SALE by MONSANTO and which when incorporated into the germplasm of at least one (1) CALGENE B.T. CULTIVAR of an upland picker type results in plants which exhibit in field tests conducted by CALGENE for a minimum of two (2) testing seasons: (i) the criteria for COMMERCIAL INSECT RESISTANCE; and (ii) all of the AGRONOMIC CRITERIA.

          2.1.4 The term "ANTIBIOTIC MARKER GENE LICENSE AGREEMENT" means the Antibiotic Marker Gene License Agreement between MONSANTO and CALGENE dated April 22, 1993.

          2.1.5 The term "B.T. TOXIN" means the insecticidal protein derived from Bacillus thuringiensis, and any active fragment, modification, deletion, or mutation thereof, which is toxic to LEPIDOPTERAN INSECTS.

          2.1.6 The term "BACKCROSS" means a cross of a hybrid with either of its parents.

          2.1.7 The terms "BACKCROSSES" or "BACKCROSSING" means a system of breeding whereby recurrent crosses are made to one (1) of the parents of a hybrid, accompanied by the selection for a specific characteristic or characteristics.

          2.1.8 The term "BOLLGARD" GENE TRADEMARK" means a trademark owned by MONSANTO relating to LEPIDOPTERAN-ACTIVE MONSANTO GENE(S).

          2.1.9 The term "BOLLGARD" GENE TRADEMARK LICENSE AGREEMENT" means the agreement attached hereto as Exhibit B.

          2.1.10 The term "BOLLGARD" SEED SERVICES FEE" means the compensation to be paid by MONSANTO to CALGENE in consideration for selling LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED CALGENE GENE to licensed cotton farmers equal to the NET LICENSE REVENUE multiplied by the BOLLGARD" SEED SERVICES PERCENTAGE less an amount equal to the applicable MONSANTO ROYALTY PERCENTAGE times the total revenue earned by CALGENE from any increased gross margin for such LICENSED COMMERCIAL SEED over cotton seed not resistant to LEPIDOPTERAN INSECTS.

          2.1.11 The term "BOLLGARD" SEED SERVICES PERCENTAGE" means a percentage equal to one hundred percent (100%) less the MONSANTO ROYALTY PERCENTAGE applicable for sales of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED CALGENE GENE.

          2.1.12 The term "CALGENE" means Calgene, Inc., a company incorporated in the State of Delaware having offices at 1920 Fifth Street, Davis, California 95616.

          2.1.13 The term "CALGENE B.T. CULTIVAR" means a CALGENE CULTIVAR which contains a LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED CALGENE GENE.

          2.1.14 The term "CALGENE CULTIVAR" means a cultivar of cotton produced from germplasm in which CALGENE has the right to use for plant breeding purposes.

          2.1.15 The term "CALGENE SEED SERVICES FEE" means the compensation to be paid by MONSANTO to CALGENE in consideration for selling LICENSED COMMERCIAL SEED (the production, use or sale of which would, without a license, infringe a claim of the LICENSED PATENT RIGHTS, but not containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE or a LICENSED CALGENE GENE) to licensed cotton farmers equal to the NET LICENSE REVENUE less the following: (i) all marketing expenses relating to such LICENSED COMMERCIAL SEED; (ii) an amount equal to GROSS REVENUE multiplied by the MONSANTO ROYALTY PERCENTAGE applicable to such LICENSED COMMERCIAL SEED as set forth in Subsection 2.1.48(b); and (iii) less an amount equal to such MONSANTO ROYALTY PERCENTAGE times the total revenue earned by CALGENE from any increased gross margin for such LICENSED COMMERCIAL SEED (the production, use or sale of which would, without a license, infringe a claim of the LICENSED PATENT RIGHTS, but not containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE or a LICENSED CALGENE GENE) over cotton seed not resistant to LEPIDOPTERAN INSECTS.

          2.1.16 The term "CALGENE TECHNOLOGY" means any information, data and germplasm that CALGENE develops, produces, makes, or obtains (other than from MONSANTO), relating to the breeding and development of commercial varieties or hybrids of LICENSED COMMERCIAL SEED or other varieties or hybrids of cotton.

          2.1.17 The term "CAMV35S PROMOTER LICENSE AGREEMENT" means the Interference Settlement/License Agreement between MONSANTO and CALGENE dated April 22, 1993.

          2.1.18 The term "COMMERCIAL DEVELOPMENT" of a LEPIDOPTERAN-ACTIVE MONSANTO GENE means the evaluation of such LEPIDOPTERAN-ACTIVE MONSANTO GENE by CALGENE in CALGENE CULTIVARS and/or by a third party in such third party's cultivars, after MONSANTO has determined that said LEPIDOPTERAN-ACTIVE MONSANTO GENE has exhibited the criteria for COMMERCIAL INSECT RESISTANCE.

          2.1.19 The term "COMMERCIAL INSECT RESISTANCE" means for purposes of authorization for COMMERCIAL DEVELOPMENT, if for a minimum of two (2) seasons the mean yield (averaged from all test locations) of plants of the GENETICALLY-MODIFIED line containing such LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) with no insecticide applications exhibits no statistically significant differences [at a ninety-five percent (95%) confidence level] from the mean yield of plants of the NON-GENETICALLY-MODIFIED line treated with insecticides on an "as needed" basis., as the same may be modified by mutual written agreement of MONSANTO and CALGENE based on experience gained in carrying out development activities.

          2.1.20 The term "COMMERCIAL SALE" with respect to a LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED COMMERCIAL SEED means sale or other transfer for value of such LICENSED COMMERCIAL SEED containing such LEPIDOPTERAN-ACTIVE MONSANTO GENE for use in producing a commercial commodity cotton crop (other than sale or other transfer for testing or seed multiplication on behalf of the transferor).

          2.1.21 The term "COMPENSATION PERIOD" means that period of time pursuant to Subsection 6.2 that MONSANTO is obligated to pay the SEED SERVICES FEE to CALGENE for LICENSED COMMERCIAL SEED containing a particular LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED CALGENE GENE.

          2.1.22 The term "DATE FOR COMMENCEMENT OF BULK PRODUCTION" means the DATE OF APPROVAL FOR COMMERCIAL SALE of seed of at least one (1) CALGENE B.T. CULTIVAR of an upland picker type containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE which when contained in such CALGENE B.T. CULTIVAR(S) qualifies as the FIRST GENE. If the gene which MONSANTO proposes as a candidate to be the FIRST GENE fails to meet the criteria to be the FIRST GENE, MONSANTO shall, as soon as reasonably practical, identify another gene to be the candidate to become the FIRST GENE.

          2.1.23 The term "DATE OF APPROVAL FOR COMMERCIAL DEVELOPMENT" with respect to a LEPIDOPTERAN-ACTIVE MONSANTO GENE means the date on which MONSANTO first authorizes the COMMERCIAL DEVELOPMENT of cotton seed containing that LEPIDOPTERAN-ACTIVE MONSANTO GENE by CALGENE, which shall be no later than the date on which MONSANTO first authorizes the COMMERCIAL DEVELOPMENT of cotton seed containing that LEPIDOPTERAN-ACTIVE MONSANTO GENE by any party.

          2.1.24 The term "DATE OF APPROVAL FOR COMMERCIAL SALE" with respect to a LEPIDOPTERAN-ACTIVE MONSANTO GENE means the date on which MONSANTO first authorizes the COMMERCIAL SALE by CALGENE of cotton seed of specific CALGENE B.T. CULTIVARS containing that LEPIDOPTERAN-ACTIVE MONSANTO GENE.

          2.1.25 The term "DATE OF FIRST COMMERCIAL LICENSING" means the first date on which MONSANTO licenses a third party (other than a third party under contract with CALGENE for testing or seed multiplication) the right to use LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE for use in producing a commercial commodity cotton crop in THE TERRITORY.

          2.1.26 The term "DATE OF FIRST COMMERCIAL SALE" means the first date on which CALGENE sells or otherwise transfers for value to a third party (other than a third party under contract with CALGENE for testing or seed multiplication) LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED CALGENE GENE for use in producing a commercial commodity crop in THE TERRITORY.

          2.1.27 The term "DATE OF GOVERNMENTAL APPROVAL" with respect to a LEPIDOPTERAN-ACTIVE MONSANTO GENE means the date on which official clearances or written approvals for COMMERCIAL SALE of seed to produce genetically-transformed cotton plants containing that LEPIDOPTERAN-ACTIVE MONSANTO GENE have been obtained by MONSANTO from all federal governmental agencies which, as of that date, have authority to regulate the production, use, and sale of such plants or seed produced therefrom. Provided, however, that this shall not require MONSANTO to obtain approval from any agency with respect to the issuance of seed certificates or phytosanitary certificates or certificates of plant variety protection under the Plant Variety Protection Act, which approvals, when appropriate or required, shall be the responsibility of CALGENE.

          2.1.28 The term "DISTINCTIVE NOMENCLATURE" means nomenclature [such as word(s), other combinations of letters or symbols] which identifies that seed as containing the INSECT RESISTANT TRAIT.

          2.1.29 The term "DISTRIBUTION PAYMENTS" mean the payments made by MONSANTO to distributors and/or retailers for their assistance in implementing the licensing process described in Subsection 4.5 hereof.

          2.1.30 The term "EFFECTIVE DATE" means the date first above written.

          2.1.31 The term "ENHANCED CAMV35S PROMOTER LICENSE AGREEMENT" means the Enhanced CaMV35S Promoter License Agreement between MONSANTO and CALGENE dated April 22, 1993.

          2.1.32 The term "FIRST GENE" means the first LEPIDOPTERAN-ACTIVE MONSANTO GENE authorized by MONSANTO for COMMERCIAL SALE which when incorporated into the germplasm of at least one (1) CALGENE B.T. CULTIVAR of an upland picker type results in plants which exhibit in field tests conducted by CALGENE for a minimum of two (2) testing seasons: (i) the criteria for COMMERCIAL INSECT RESISTANCE; and (ii) all of the AGRONOMIC CRITERIA.

          2.1.33 The term "GROSS REVENUE" means the amount equal to the sum of NET LICENSE REVENUE and NET SALES during the applicable period for which payments pursuant to Section 6 is being determined.

          2.1.34 The term "INSECT RESISTANCE" or "INSECT RESISTANCE TRAIT" means the property of cotton plants to be toxic to LEPIDOPTERAN INSECTS due to the presence of gene(s) which encode a toxin (whether or not a B.T. TOXIN).

          2.1.35 The term "LEPIDOPTERAN-ACTIVE MONSANTO GENE" means a DNA molecule received from MONSANTO, or a replicate thereof, encoding a toxin that provides INSECT RESISTANCE, the COMMERCIAL DEVELOPMENT of which has been authorized by MONSANTO. LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) authorized for COMMERCIAL SALE shall be classified as the FIRST GENE, SUBSEQUENT GENE or ALTERNATE GENE.

          2.1.36 The term "LEPIDOPTERAN INSECTS" means cotton boll worms, tobacco budworms, and pink boll worms, as well as certain other susceptible insects of the Order Lepidoptera identified through development activities.

          2.1.37 The term "LEPIDOPTERAN RESISTANCE" means the property of cotton plants to be toxic to LEPIDOPTERAN INSECTS due to the presence of gene(s) that encode a toxin (whether or not a B.T. TOXIN).

          2.1.38 The term "LICENSE" or "LICENSES" means the license(s) granted to CALGENE under Section 3.

          2.1.39 The term "LICENSE REVENUE" means the total amount due to MONSANTO from licenses to cotton farmers for use of the LICENSED COMMERCIAL SEED during the applicable period for which payment pursuant to Section 6 is being determined.

          2.1.40 The term "LICENSED CALGENE GENE" means a gene comprising a structural DNA sequence encoding a B.T. TOXIN, made and under development by CALGENE as of the EFFECTIVE DATE, which provides INSECT RESISTANCE and the structural DNA of which is covered by a claim of an issued U.S. patent of the LICENSED PATENT RIGHTS.

          2.1.41 The term "LICENSED COMMERCIAL SEED" means cotton seed of a CALGENE CULTIVAR sold by CALGENE which: (i) incorporates a LEPIDOPTERAN-ACTIVE MONSANTO GENE and/or is produced by use of MONSANTO TECHNOLOGY; (ii) incorporates a LICENSED CALGENE GENE; or (iii) the production, use or sale of which would, absent a license, infringe a claim of the LICENSED PATENT RIGHTS.

          2.1.42 The term "LICENSED PATENT RIGHTS" means patent rights licensed and/or sublicensed by MONSANTO and which are listed in Exhibit A and any additional such patent rights of others which may be added to said Exhibit by MONSANTO by written notice to CALGENE. LICENSED PATENT RIGHTS shall include any patent rights acquired by MONSANTO prior to the EFFECTIVE DATE and during the term of this Agreement to which a license is required for CALGENE'S performance hereunder. MONSANTO shall periodically update Exhibit A with any patent rights which have been newly acquired by MONSANTO.

          2.1.43 The term "LOST PROFIT CONTRIBUTION" means the value set forth in Subsection 12.3(b)

          2.1.44 The term "MONSANTO" means Monsanto Company, a company incorporated in the State of Delaware, having a place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri, 63167.

          2.1.45 The term "MONSANTO PATENT RIGHTS" shall mean the patents and patent applications listed in Exhibit A owned by MONSANTO, and any patents granted or issued pursuant to any of the foregoing and any extensions, continuations, continuations-in-part, reissues or divisions thereof.

          2.1.46   The term "MONSANTO ROYALTY PERCENTAGE" means:
          (a) seventy-one percent (71%) for LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE or a LICENSED CALGENE GENE. Provided, however, that in the event that MONSANTO requests that CALGENE introduce an ALTERNATE GENE into cotton which has the effect of eliminating or reducing the royalty due to a third party by MONSANTO under a License Agreement and CALGENE makes such introduction at no cost to MONSANTO, the net savings, after offsetting any royalty payable to any third party by MONSANTO for use of such ALTERNATE GENE, shall be shared on a 50:50 basis by reducing the applicable MONSANTO ROYALTY PERCENTAGE. For example, if a third party royalty of eight and one-half percent (8.5%) of MONSANTO'S seventy-one percent (71%) ROYALTY is eliminated by CALGENE'S commercializing an ALTERNATE GENE as requested by MONSANTO, and no other royalty is owed to a third party for such ALTERNATE GENE, then the MONSANTO ROYALTY PERCENTAGE shall be reduced to sixty-eight percent [.71 - (.71 x .085)/2 = .68]; or

          (b) the equivalent percentage as would have been due under the terms of the RELATED AGREEMENTS prior to amendment herein for LICENSED COMMERCIAL SEED the production, use or sale of which would, without a license, infringe a claim of the LICENSED

PATENT RIGHTS, but not containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE or a LICENSED CALGENE GENE.

          2.1.47 The term "MONSANTO TECHNOLOGY" means information, data, know-how and technology which has to do with LEPIDOPTERAN RESISTANCE in cotton including, but not limited to, information and technology relating to cells and seeds of cotton plants, LEPIDOPTERAN-ACTIVE MONSANTO GENE(S), DNA sequences and probes therefor, transformation methodology, tissue cultures, assays, residue analyses, regeneration and selection procedures, plant genetic constituents, vectors useful in transforming such genetic constituents, construction and use of such vectors, B.T. TOXIN and its role in plants and registration approvals.

          2.1.48 The term "NET LICENSE REVENUE" means the total amount due to MONSANTO from licenses to cotton farmers for use of the LICENSED COMMERCIAL SEED less any DISTRIBUTION PAYMENTS during the applicable period for which payments pursuant to Section 6 is being determined.

          2.1.49 The term "NET SEED SALES" means the gross invoiced seed sales by CALGENE during the applicable period for which payments pursuant to
Section 6 is being determined, for all LICENSED COMMERCIAL SEED in arm's length sales to third parties after deduction of the following items, provided and to the extent such items are actually incurred and do not exceed reasonable and customary amounts in the market in which such sale occurred: (i) trade and quantity discounts and rebates; (ii) credits or allowances given or made for rejection or return of previously sold LICENSED COMMERCIAL SEED; (iii) any tax or government charge levied on the sale other than an income tax or value added tax; and (iv) any charges for freight or insurance.

          2.1.50 The term "NON-B.T. COTTON SEED" means cotton seed which has not been altered by the introduction of any recombinant gene which causes the transgenic cotton plant to exhibit LEPIDOPTERAN RESISTANCE.

          2.1.51 The term "NON-GENETICALLY-MODIFIED" means, when applied to a plant, a line, or a cultivar, that the genome of the subject plants have not been altered through mutagenesis or the introduction of a recombinant gene by any means.

          2.1.52 The term "NON-LEPIDOPTERAN-RESISTANT COTTON SEED" means cotton seed which has not been genetically-engineered and is not resistant to LEPIDOPTERAN INSECTS.

          2.1.53 The term "RECIPIENT" means a party which receives confidential information of another party as described in Section 8.

          2.1.54 The term "RECURRENT PARENT" means the parent to which successive BACKCROSSES are made in BACKCROSS breeding.

          2.1.55 The term "RELATED AGREEMENTS" means the AGROBACTERIUM TRANSFORMATION LICENSE AGREEMENT, the ANTIBIOTIC MARKER GENE LICENSE AGREEMENT, the CAMV35S PROMOTER LICENSE AGREEMENT and the ENHANCED CAMV35S PROMOTER LICENSE AGREEMENT.

          2.1.56 The term "SUBSEQUENT GENE" means each LEPIDOPTERAN-ACTIVE MONSANTO GENE, other than the FIRST GENE, authorized by MONSANTO for COMMERCIAL DEVELOPMENT.

          2.1.57 The term "SUBSIDIARY" or "SUBSIDIARIES" mean any company(ies), more than fifty percent (50%) of the voting stock of which is owned, directly or indirectly, by a party hereto.

          2.1.58 The term "TECHNOLOGY" means MONSANTO TECHNOLOGY and/or CALGENE TECHNOLOGY as appropriate.

          2.1.59   The term "THE TERRITORY" means the United States of America.

          2.1.60 The term "THIRD-PARTY LEPIDOPTERAN ACTIVE GENE" means a DNA molecule, or a replicate thereof, encoding a toxin (whether or not a B.T. TOXIN) that provides LEPIDOPTERAN RESISTANCE which is not a LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED CALGENE GENE.

          2.1.61 The term "UNIT" means a quantity of delinted cotton seed weighing fifty (50) pounds or such other package size(s) as CALGENE may use in the future. Provided, however, that all calculations involving UNITS shall be made in terms of the quantity of cotton seed contained in the packages relevant to the calculation. Provided further, that in all calculations requiring quantities of non-delinted cotton seed to be converted to UNITS of delinted cotton seed, such conversion shall be made on the basis of CALGENE'S experience for conversion of non-delinted cotton seed to delinted cotton seed averaged for the immediately preceding three (3) years.

          2.1.62 The term "VARIETAL NAME" means a word or combination of words or other combination of letters (for example "CALGENE," or "ST") which identifies a CALGENE CULTIVAR.

          2.1.63 The term "VARIETAL NUMBER" means a number which identifies a CALGENE CULTIVAR.

          2.2  STATUTORY REFERENCES:  Each reference in this Agreement to a
               --------------------
statute or a provision of a statute shall be construed as a reference to that statute or provision as it exists on the EFFECTIVE DATE.

                             SECTION 3 -- LICENSES
                             ---------------------

     3.1  LIMITED LICENSE TO SELL LICENSED COMMERCIAL SEED:  MONSANTO hereby
          ------------------------------------------------
grants to CALGENE, and CALGENE hereby accepts, on and subject to the terms and conditions of this Agreement, the right, without the right to transfer except as provided in Subsection 15.2, a non-exclusive license under LICENSED PATENT RIGHTS to develop, produce, have produced, and sell LICENSED COMMERCIAL SEED containing a FIRST GENE or LICENSED CALGENE GENE to cotton farmers licensed by MONSANTO for use in THE TERRITORY; provided however that, CALGENE shall not be permitted to commercialize such LICENSED COMMERCIAL SEED in the area East of Oklahoma and Texas prior to January 1, 1997..

     3.2  TRANSITION TO LEPIDOPTERAN-ACTIVE MONSANTO GENE:
          ------------------------------------------------

          (a) MONSANTO shall promptly initiate an aggressive breeding program to introduce LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) into a mutually agreed upon number of CALGENE CULTIVARS. MONSANTO shall provide CALGENE with BC\\3\\F\\3\\ seed of such CALGENE B.T. CULTIVARS to facilitate aggressive development of LEPIDOPTERAN-ACTIVE MONSANTO GENE containing LICENSED COMMERCIAL SEED by CALGENE.
          (b) CALGENE shall be obligated to replace all LICENSED COMMERCIAL SEED containing LICENSED CALGENE GENE with LICENSED COMMERCIAL SEED containing LEPIDOPTERAN ACTIVE MONSANTO GENE(S) beginning in planting year 1999; provided that, one or more CALGENE CULTIVARS containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE have demonstrated yield equivalency in at least two years of multi-located replicated yield trial conducted jointly by CALGENE and MONSANTO using a protocol approved by MONSANTO.

          (c) CALGENE'S license to make, use, an sell LICENSED COMMERCIAL SEED containing the LICENSED CALGENE GENE shall be limited, and the amount of such LICENSED COMMERCIAL SEED sold: (i) for planting year 2000 shall not exceed eighty percent (80%) of CALGENE'S total seed sales of CALGENE B.T. CULTIVARS for planting year 1999, (ii) for planting year 2001 shall not exceed fifty percent (50%) of CALGENE'S total seed sales of CALGENE B.T. CULTIVARS for planting year 1999, and (iii) for planting year 2002 shall not exceed twenty percent (20%) of CALGENE'S total seed sales of CALGENE B.T. CULTIVARS for planting year 1999; provided however that, CALGENE and MONSANTO may meet and discuss the potential for delaying the phase-out of LICENSED COMMERCIAL SEED containing the LICENSED CALGENE GENE.

          (d) MONSANTO shall reimburse the reasonable incremental development costs incurred by CALGENE in years 1997 through 2000 which are directly and solely related to the introduction of LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) into the Calgene germplasm, not to exceed Five Hundred Thousand Dollars ($500,000) per year; provided, that such costs are clearly attributable solely to the introduction of the LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) and are not incurred as a result of normal and customary development of new CALGENE CULTIVARS. At the beginning of each subject year, CALGENE shall submit to MONSANTO a written development plan outlining such incremental development costs which CALGENE believes are subject to re-imbursement pursuant to this Subsection 3.2(d). CALGENE are MONSANTO shall mutually agree upon the elements of the development plan that are subject to such reimbursement. At the end of each subject year, CALGENE shall submit to MONSANTO a written report outlining the incremental development costs actually incurred by CALGENE for the subject year. Payment shall be due by MONSANTO within thirty (30) days of the receipt of such report by MONSANTO.

          (e) In the event that the yield trials conducted pursuant to Subsection 3.2(b) do not indicate yield equivalency, initiation of transition to a LEPIDOPTERAN-ACTIVE MONSANTO GENE containing LICENSED COMMERCIAL SEED shall be delayed for the period of time until such yield equivalency is reasonably demonstrated.

          (f) In the event that CALGENE is selling seed of a CALGENE CULTIVAR expressing a B.T. TOXIN by December 31, 1998, but is not selling LICENSED COMMERCIAL SEED containing a LICENSED CALGENE GENE by such date, initiation of transition to a LEPIDOPTERAN-ACTIVE MONSANTO GENE containing LICENSED COMMERCIAL SEED shall be delayed until the planting year following the first planting year in which CALGENE first sells LICENSED CALGENE GENE containing LICENSED COMMERCIAL SEED.

          (g) CALGENE shall not be licensed under LICENSED PATENT RIGHTS to develop, produce, have produced or sell LICENSED COMMERCIAL SEED containing the LICENSED CALGENE GENE after planting year 2002.

     3.3  LICENSE TO MULTIPLY LICENSED COMMERCIAL SEED:  The rights granted to
          --------------------------------------------
CALGENE include the right to multiply such LICENSED COMMERCIAL SEED (for subsequent sale to licensed cotton farmers) directly or through third party contract growers selected by CALGENE in THE TERRITORY and licensed by MONSANTO or, after notice to and approval by MONSANTO (which approval will not be unreasonably delayed or denied), outside THE TERRITORY where CALGENE has obtained all necessary governmental approvals, and to carry out all other activities reasonably necessary for the production, and for the sale in THE TERRITORY, of LICENSED COMMERCIAL SEED.

     3.4  OPTIONS FOR LICENSES TO SUBSEQUENT GENE(S):
          -------------------------------------------

          (a) MONSANTO grants to CALGENE an option to a license in the TERRITORY as described in Subsections 3.1, 3.2 and 3.3, to SUBSEQUENT GENE(S) for which MONSANTO obtains GOVERNMENT APPROVAL, and MONSANTO TECHNOLOGY related thereto for use in cotton in THE TERRITORY for so long as CALGENE is not developing a cotton seed containing a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE and until October 11, 2008.

          (b) CALGENE shall provide prompt written notice to MONSANTO should CALGENE initiate development of cotton seed containing a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE.

          (c) For so long as the option to such licenses pursuant to Subsection 3.4(a) is effective, MONSANTO shall notify CALGENE in writing whenever MONSANTO decides to authorize a SUBSEQUENT GENE for COMMERCIAL DEVELOPMENT in THE TERRITORY. Such notification shall be given to CALGENE with respect to each LEPIDOPTERAN-ACTIVE MONSANTO GENE not later than thirty (30) days after its DATE OF APPROVAL FOR COMMERCIAL DEVELOPMENT. CALGENE may exercise the option to obtain a license for such LEPIDOPTERAN-ACTIVE MONSANTO GENE by notifying MONSANTO in writing within sixty (60) days after the date on which MONSANTO gives CALGENE such notice of the DATE OF APPROVAL FOR COMMERCIAL DEVELOPMENT. With respect to a LEPIDOPTERAN-ACTIVE MONSANTO GENE, the license under the terms of this Agreement shall become effective upon receipt by MONSANTO of CALGENE'S notice of exercise of its option.

     3.5  PROHIBITION AGAINST MODIFICATION OF GENETIC MATERIALS:
          -----------------------------------------------------

          (a) CALGENE shall not modify any LEPIDOPTERAN-ACTIVE MONSANTO GENE nor modify or use any isolated regulatory control sequences contained in a LEPIDOPTERAN-ACTIVE MONSANTO GENE, for any purpose without the prior written consent of MONSANTO.

          (b) CALGENE shall not be permitted to produce, have produced and/or commercialize new cotton transformants containing any LEPIDOPTERAN-ACTIVE MONSANTO GENE without the prior written approval of MONSANTO.

     3.6  CONDITIONS ON LICENSE:  In partial consideration for the above
          ---------------------
LICENSES:
          (a) CALGENE shall not insert into a line of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE, any other non-naturally occurring gene or genes which result in INSECT RESISTANCE without the prior written consent of MONSANTO.

MONSANTO shall provide such consent if MONSANTO has permitted the same or similar insertions by any other licensee of the subject LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) for use in cotton. Provided, however, that CALGENE'S modification of such lines of LICENSED COMMERCIAL SEED and MONSANTO'S obligation with respect to such lines shall be subject to equivalent terms and conditions as may be applicable to such third party licensee. A gene shall be considered naturally-occurring if it exists in a cotton cultivar and has not been produced as a result of tissue culture selection, genetic engineering using recombinant DNA techniques, or any other in vitro modification to the cotton plant or plants from which was isolated.

          (b) CALGENE shall choose VARIETAL NAMES, VARIETAL NUMBERS, or DISTINCTIVE NOMENCLATURE to designate cotton seed of CALGENE'S varieties which contains LEPIDOPTERAN-ACTIVE MONSANTO GENE(S). If the VARIETAL NUMBER used as part of the name of a variety of LICENSED COMMERCIAL SEED has not been used by CALGENE in connection with the sale of NON-B.T. COTTON SEED prior to the DATE OF FIRST COMMERCIAL SALE, CALGENE shall not use such VARIETAL NUMBER to identify cotton seed which contains a recombinant gene for INSECT RESISTANCE other than a LEPIDOPTERAN-ACTIVE MONSANTO GENE. If the VARIETAL NUMBER used as part of the name of a variety of LICENSED COMMERCIAL SEED has been used by CALGENE in connection with the sale of NON-B.T. COTTON SEED prior to the DATE OF FIRST COMMERCIAL SALE, CALGENE may use such VARIETAL NUMBER to identify cotton seed which does not contain LEPIDOPTERAN-ACTIVE MONSANTO GENE(S), but if such VARIETAL NUMBER is used to identify cotton seed which does not contain a LEPIDOPTERAN-ACTIVE MONSANTO GENE, CALGENE shall not use such VARIETAL NUMBER in connection with DISTINCTIVE NOMENCLATURE, used to identify LICENSED COMMERCIAL SEED, to identify cotton seed which does not contain a LEPIDOPTERAN-ACTIVE MONSANTO GENE. For examples, (1) if, prior to the DATE OF FIRST COMMERCIAL SALE, CALGENE has not sold cotton seed using the VARIETAL NUMBER "235," and after the DATE OF FIRST COMMERCIAL SALE sells LICENSED COMMERCIAL SEED with a VARIETAL NAME such as "ST 235 Lep-Con", CALGENE may thereafter identify NON-B.T. COTTON SEED by a VARIETAL NAME such as "ST 235", but cannot identify cotton seed which contains a recombinant gene for INSECT RESISTANCE other than a LEPIDOPTERAN-ACTIVE MONSANTO GENE using the VARIETAL NUMBER "235". Thus, such seed could not be identified as "ST 235 I.R." but could be identified as "ST 335 I.R." (2) If, prior to the DATE OF FIRST COMMERCIAL SALE, CALGENE has sold cotton seed using the VARIETAL NUMBER "275" and thereafter sells seed containing a LEPIDOPTERAN-ACTIVE

MONSANTO GENE using such VARIETAL NUMBER with a DISTINCTIVE NOMENCLATURE, such as in the VARIETAL NAME "ST 275 Lep-Con," CALGENE may thereafter (a) identify NON-B.T. COTTON SEED by a VARIETAL NAME such as "ST 275", and (b) may also identify cotton seed which contains a recombinant gene for INSECT RESISTANCE other than a LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) using the VARIETAL NUMBER "275" but must use some DISTINCTIVE NOMENCLATURE other than "Lep-Con" in connection with such seed, so that the VARIETAL NAME "ST 275 I.R." could be used to identify such seed but VARIETAL NAMES such as "ST 275 Lep-Con", "ST 275 Lep-Con Plus", or "CALGENE 275 Lep-Con" could not be used.

          (c) CALGENE shall conspicuously display on all packages containing LICENSED COMMERCIAL SEED, covered by MONSANTO PATENT RIGHTS, and in all invoices relating to such LICENSED COMMERCIAL SEED to be sold or transferred to third parties, the following notice, or a notice having the same meaning and effect, with the blanks appropriately filled in:

               THESE SEEDS ARE COVERED UNDER U. S. PATENT(S) ______________. NO SUBLICENSE IS CONVEYED UNDER SAID PATENTS TO USE THESE SEEDS SOLELY BY THE PURCHASE OF SUCH SEEDS. A SUBLICENSE UNDER SAID PATENTS TO USE THESE SEEDS TO PRODUCE A SINGLE COTTON CROP MUST
                                                                          ----
               ALSO BE OBTAINED FROM MONSANTO COMPANY.

     3.7  BOLLGARD" GENE TRADEMARK:
          ------------------------

         (a) CALGENE shall conspicuously display the BOLLGARD" GENE TRADEMARK and accompanying logo on all packages of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE. After initial use of the BOLLGARD" GENE TRADE MARK and accompanying logo, any alteration of the size and location of such TRADEMARK and accompanying logo shall require the written approval of MONSANTO.

          (b) It is agreed that the BOLLGARD" GENE TRADEMARK shall be licensed to CALGENE on a non-exclusive royalty-free basis pursuant to the BOLLGARD" GENE TRADEMARK LICENSE AGREEMENT. The parties shall execute said BOLLGARD" GENE TRADEMARK LICENSE AGREEMENT following identification of the final graphic form of the BOLLGARD" GENE TRADEMARK and accompanying logo by MONSANTO.

          (c) The BOLLGARD" GENE TRADEMARK shall be utilized in the manner specified in the BOLLGARD" GENE TRADEMARK LICENSE AGREEMENT. Provided, however, that the size of the BOLLGARD" GENE TRADEMARK shall be reasonable in relation to the overall size of the package and shall be smaller than the largest representation of the CALGENE trademark appearing on the package. Provided, further, that the BOLLGARD" GENE TRADEMARK shall not unreasonably detract from the appearance of such CALGENE package nor be so similar to any existing CALGENE trademark as to create confusion. MONSANTO shall inform CALGENE of the final graphic form of the BOLLGARD" GENE TRADEMARK and accompanying logo to be used on such LICENSED COMMERCIAL SEED as soon as practicable, and in no event later than June 15 prior to the marketing year in which the BOLLGARD" GENE TRADEMARK is to be used, and shall reimburse CALGENE for any increase in the cost of the package necessitated directly and solely by the application of the BOLLGARD" GENE TRADEMARK and for the cost of any unused packaging or other materials which cannot be used because of any subsequent change requested by MONSANTO in the BOLLGARD" GENE TRADEMARK.

     3.8  LIMITATIONS ON LICENSE:  This Agreement is not to be construed as
          ----------------------
including a grant from MONSANTO to CALGENE of any license, sublicense or other right: (a) to make or sell the LICENSED CALGENE GENE, LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) or MONSANTO TECHNOLOGY, (b) to use LICENSED CALGENE GENE,LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) or MONSANTO TECHNOLOGY for any purpose other than those expressly set forth herein.

     3.9  EDUCATIONAL PROGRAM TO DISCOURAGE FARMER-SAVED SEED:     CALGENE shall
          ---------------------------------------------------
employ reasonable efforts on a continuing basis to proactively educate the purchasers of LICENSED COMMERCIAL SEED with the nature of the limited-use license granted to such cotton farmers by MONSANTO, the benefits of purchasing LICENSED COMMERCIAL SEED annually and the disadvantages of using farmer-saved seed and applicable legal restrictions.

     3.10 THIRD PARTY VIOLATIONS OR INVALIDITY OF RESTRICTIONS ON LICENSE:  The
          ---------------------------------------------------------------
use of LICENSED COMMERCIAL SEED by purchasers for purposes other than, or in addition to, production of a single commercial commodity crop unless expressly authorized by CALGENE shall not be considered a breach of this Agreement. The LICENSE granted to CALGENE shall not be revoked, diminished, or otherwise affected in the event that the limitations and restrictions of such license to purchasers are found to be unenforceable, in whole or in part, by a court of competent jurisdiction.

     3.11 IDENTIFICATION OF FIELDS PLANTED WITH FARMER-SAVED SEED:    CALGENE
          -------------------------------------------------------
and MONSANTO shall cooperate in a reasonable effort to develop and employ methods or techniques, which can be employed in a commercially efficient manner, to identify fields of cotton that are planted with seed saved from a crop produced from LICENSED COMMERCIAL SEED. All costs associated with the cooperative efforts to develop and employ such methods and techniques shall be borne by MONSANTO.

               SECTION 4 -- DEVELOPMENT AND MARKETING ACTIVITIES
               -------------------------------------------------

     4.1  DEVELOPMENT OF LICENSED COMMERCIAL SEED CONTAINING LEPIDOPTERAN-ACTIVE
          ----------------------------------------------------------------------
MONSANTO GENE(S):  MONSANTO shall cooperate with CALGENE in development
----------------
activities directed to the insertion of LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) into CALGENE CULTIVARS.

     4.2  CONSULTATION:  MONSANTO and CALGENE shall consult regularly throughout
          ------------
the term of this Agreement relative to activities affecting the development and maintenance of sales of LICENSED COMMERCIAL SEED including, but not limited to, CALGENE'S plans for and progress in production and field testing of such LICENSED COMMERCIAL SEED. Representatives of MONSANTO and CALGENE shall periodically meet at mutually acceptable times to discuss such activities and progress hereunder. For planning purposes, MONSANTO and CALGENE shall meet each year by October 31 to plan the activities of the following year.

     4.3  TIMING OF DEVELOPMENT ACTIVITIES:
          --------------------------------

          (a) MONSANTO shall make each gene which MONSANTO determines is a candidate to become a LEPIDOPTERAN-ACTIVE MONSANTO GENE available to CALGENE for development and evaluation.

          (b) MONSANTO shall notify CALGENE in writing when a LEPIDOPTERAN-ACTIVE MONSANTO GENE is authorized for COMMERCIAL DEVELOPMENT by MONSANTO. Such notification shall be given not later than thirty (30) days after MONSANTO'S decision to authorize COMMERCIAL DEVELOPMENT of such LEPIDOPTERAN-ACTIVE MONSANTO GENE.

          (c) MONSANTO shall notify CALGENE in writing within thirty (30) days of the DATE OF GOVERNMENTAL APPROVAL with respect to each LEPIDOPTERAN-ACTIVE MONSANTO GENE. Such notice shall contain a list of the governmental agencies from which official clearances or written approvals of the subject LEPIDOPTERAN-ACTIVE MONSANTO GENE have been obtained together with copies of such clearances or approvals.

          (d) Although MONSANTO may have authorized a LEPIDOPTERAN-ACTIVE MONSANTO GENE for COMMERCIAL DEVELOPMENT, CALGENE shall not offer for sale or sell, seed of a CALGENE B.T. CULTIVAR containing that LEPIDOPTERAN-ACTIVE MONSANTO GENE until the DATE OF APPROVAL FOR COMMERCIAL SALE of that LEPIDOPTERAN-ACTIVE MONSANTO GENE in that CALGENE B.T. CULTIVAR. The DATE OF APPROVAL FOR COMMERCIAL SALE of a LEPIDOPTERAN-ACTIVE MONSANTO GENE in a CALGENE B.T. CULTIVAR shall occur not later than the date on which MONSANTO has approved COMMERCIAL SALE of cotton seed containing that LEPIDOPTERAN-ACTIVE MONSANTO GENE by any third party. Provided, however, that as of such date CALGENE shall have submitted to MONSANTO test data for a minimum of two (2) testing years which shows that plants of the particular CALGENE B.T. CULTIVAR, which is to be offered for sale, exhibit all of the criteria for COMMERCIAL INSECT RESISTANCE and AGRONOMIC CRITERIA. MONSANTO shall notify CALGENE in writing of the DATE OF APPROVAL FOR COMMERCIAL SALE of a LEPIDOPTERAN-ACTIVE MONSANTO GENE.

     4.4  BULK PRODUCTION:  CALGENE shall be obligated to use reasonable
          ---------------
business efforts to have available for sale a sufficient quantity of LICENSED COMMERCIAL SEED to satisfy the reasonably foreseeable market demand for such LICENSED COMMERCIAL SEED.

     4.5  MARKETING ACTIVITIES:  Monsanto shall provide the following marketing
          --------------------
and licensing services to support the commercialization of LICENSED COMMERCIAL
SEED:

          (a) licensing of cotton farmers including specification of the fees, due dates, credit terms and discounts applicable to licenses for the LICENSED COMMERCIAL SEED;

          (b) development of the forms of such licenses and the process to enforce such the terms of such licenses;

          (c) development and implementation of procedures for cotton farmers to enter into such licenses;

          (d) entering into such licenses with the cotton farmers either by using MONSANTO employees or by contracting with retailers to act on behalf of MONSANTO;
          (e)  invoicing and collection of license fees due under such licenses;

          (f) management and assumption of the credit risk of collecting such license fees;

          (g) communication of the license process and license limitations to cotton ginners and delinters;

          (h) development and implementation of programs to create demand for LICENSED COMMERCIAL SEED, including advertising, merchandising and promotions;

          (i) development and implementation of distributor and retailer programs for the LICENSED COMMERCIAL SEED;

          (j) development and implementation of a program to train cotton farmers, distributors, retailers, consultants, bankers, CALGENE employees, MONSANTO employees, and extension and academic personnel on the use and benefits of the LICENSED COMMERCIAL SEED;

          (k) development and implementation of resistance management plans for LICENSED COMMERCIAL SEED, including plan design and implementation; education of distributors, retailers, farmers, consultants, and extension and academic personnel about potential resistance and management options; and cooperation with retailers and farmers to detect instances of resistance;

          (l) investigation and attempting to resolve complaints alleging non-performance of the LICENSED COMMERCIAL SEED;

          (m) development of a replant policy for the LICENSED COMMERCIAL SEED; and
          (n) management of the field test kit program for identification of LICENSED COMMERCIAL SEED and its implementation.

     4.6  ADDITIONAL SERVICES:  MONSANTO and CALGENE shall consult on an ongoing
          -------------------
basis concerning the following services to support commercialization of LICENSED COMMERCIAL SEED which shall be provided by MONSANTO:

     (a) development of lists of retailers authorized to act on behalf of MONSANTO in entering into licenses with cotton farmers covering LICENSED COMMERCIAL SEED;

     (b) development and implementation of the distributor and retailer contracts required to implement such licensing process;

     (c) development and implementation of the compensation programs to be offered to distributors and retailers for implementation of such licensing process;

     (d) development and implementation of the process to book and the system to report such license fees to MONSANTO; and

     (e) development and implementation of prevention programs for farmer-saved seed.

     4.7  SERVICES PROVIDED TO CALGENE:  After consultation with CALGENE,
          ----------------------------
MONSANTO shall provide CALGENE with terms and conditions deemed necessary to effect the licensing process described in Subsections 4.5 and 4.6 hereof, which terms and conditions CALGENE shall include in its agreements with distributors and retailers involved in such process.

     4.8  LEVEL OF SERVICES:  The amount and frequency of the services described
          -----------------
in Subsections 4.5, 4.6 and 4.7 hereof and the manner in which they are provided shall be determined by MONSANTO after consultation with CALGENE.

                      SECTION 5 -- OWNERSHIP OF TECHNOLOGY
                      ------------------------------------

     5.1  MONSANTO TECHNOLOGY AND LICENSED PATENT RIGHTS:
          ----------------------------------------------
          (a)  All MONSANTO TECHNOLOGY shall remain the property of MONSANTO.

          (b) All LICENSED PATENT RIGHTS shall remain the property of the owners as of the EFFECTIVE DATE.

     5.2  CALGENE TECHNOLOGY:  All CALGENE TECHNOLOGY shall remain the property
          ------------------
of CALGENE.

     5.3  SAFETY AND TOXICOLOGY DATA:  CALGENE and MONSANTO shall jointly own
          --------------------------
all safety and toxicological data generated jointly through any joint development activities. All such data solely developed by either party shall be solely owned by the respective party.

     5.4  EFFICACY DATA:  CALGENE and MONSANTO shall jointly own all efficacy
          -------------
data produced through joint development activities. All such data solely developed by either party shall be solely owned by the respective party.

     5.5  USE OF DATA:  CALGENE and MONSANTO shall be permitted to use the
          -----------
jointly-owned safety, toxicological and efficacy data produced through joint development activities. Provided, however, that such use shall not be for the sole benefit of a third party.

                             SECTION 6 -- PAYMENTS
                             ---------------------

     6.1  COMPENSATION TO BE PAID TO/BY CALGENE:
          -------------------------------------

          (a) In consideration of CALGENE producing and selling LICENSED COMMERCIAL SEED to cotton farmers licensed by MONSANTO to purchase and use such seed, MONSANTO shall pay to CALGENE: (i) the BOLLGARD" SEED SERVICES FEE for sales of LICENSE COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED CALGENE GENE; and/or (ii) the CALGENE SEED SERVICES FEE for sales of LICENSE COMMERCIAL SEED the production, use or sale of which would, without a license, infringe a claim of the LICENSED PATENT RIGHTS, but not containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE or a LICENSED CALGENE GENE.

          (b) If CALGENE makes COMMERCIAL SALES of cotton seed containing a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE, CALGENE shall pay MONSANTO: (i) for the first marketing year during the term of this Agreement in which CALGENE makes COMMERCIAL SALES in THE TERRITORY of cotton seed containing a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE, an amount equal to Eight Million Dollars ($8,000,000) less the following for that marketing year: (1) DISTRIBUTION PAYMENTS; (2) BOLLGARD" SEED SERVICES FEES; and (3) CALGENE SEED SERVICES FEES; and (ii) for the second and in each subsequent marketing year during the term of this Agreement in which CALGENE makes COMMERCIAL SALES in THE TERRITORY of cotton seed containing a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE, an amount equal to Sixteen Million

Dollars ($16,000,000) less the following for the subject marketing year: (1) DISTRIBUTION PAYMENTS; (2) BOLLGARD" SEED SERVICES FEES; and (3) CALGENE SEED SERVICES FEES.

          (c) The payment obligation of CALGENE to MONSANTO set forth in Subsection 6.1(b) shall not apply if:

          (i) within one (1) year of the date on which a party other than MONSANTO or CALGENE obtains GOVERNMENT APPROVAL of a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE which exhibits COMMERCIAL INSECT RESISTANCE, MONSANTO has not:

               (1) authorized for COMMERCIAL DEVELOPMENT (and delivered to CALGENE seed containing) a LEPIDOPTERAN-ACTIVE MONSANTO GENE that results in plants of at least one (1) CALGENE CULTIVAR which exhibits the criteria for COMMERCIAL INSECT RESISTANCE, and all of the AGRONOMIC CRITERIA in field tests conducted by CALGENE for two (2) generations of testing at the BC\\3\\F\\3\\ level (or equivalent); and

               (2) obtained GOVERNMENT APPROVAL of such LEPIDOPTERAN-ACTIVE MONSANTO GENE; and

               (3) authorized the COMMERCIAL SALE of seed of one or more CALGENE CULTIVAR(S) containing such LEPIDOPTERAN-ACTIVE MONSANTO GENE subject to the homozygosity standard of Subsection 11.2; or

          (ii) Cotton plants grown from seed containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE which MONSANTO has authorized for COMMERCIAL SALE by CALGENE have ceased to exhibit COMMERCIAL INSECT RESISTANCE to one or more economically significant species of LEPIDOPTERAN INSECTS in tests conducted by CALGENE, and if, within one (1) year of such event, MONSANTO has not:

               (1) authorized for COMMERCIAL DEVELOPMENT (and delivered to CALGENE seed containing) at least one (1) or more other LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) that result in plants of at least one CALGENE CULTIVAR which, at that time, exhibits the criteria for COMMERCIAL INSECT RESISTANCE, and all of the AGRONOMIC CRITERIA in field tests conducted by CALGENE for two (2) generations of testing at the BC\\3\\F\\3\\ level (or equivalent); and

               (2) obtained GOVERNMENT APPROVAL for such LEPIDOPTERAN-ACTIVE MONSANTO GENE(S); and

               (3) authorized the COMMERCIAL SALE of seed of one or more CALGENE CULTIVAR(S) containing such LEPIDOPTERAN-ACTIVE MONSANTO GENE subject to the homozygosity standard of Subsection 11.2.

     6.2  COMPENSATION PERIOD:
          -------------------

          (a) With respect to each LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED CALGENE GENE, MONSANTO'S obligation to pay CALGENE the SEED SERVICES FEE described in Subsection 6.1(a) shall begin on the DATE OF FIRST COMMERCIAL LICENSING of LICENSED COMMERCIAL SEED and shall end upon the expiration of the last-to-expire patent of LICENSED PATENT RIGHTS with one (1) or more enforceable claim(s) which, in the absence of a license, would be infringed by the making, using or selling LICENSED COMMERCIAL SEED of the specific CALGENE B.T. CULTIVAR in THE TERRITORY.

          (b) CALGENE'S obligation to pay MONSANTO the amounts described in Subsection 6.1(b) shall begin in the marketing year in which CALGENE makes COMMERCIAL SALES of cotton seed containing a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE and shall end upon termination of this Agreement.

     6.3  MOST FAVORED LICENSEE STATUS:  If MONSANTO subsequently grants a
          -----------------------------
license under the LICENSED PATENT RIGHTS and MONSANTO TECHNOLOGY to a third party having substantially the same scope as a LICENSE conveyed under this Agreement and having terms which are more favorable as to earned royalty than the terms granted to CALGENE hereunder and CALGENE is not selling in THE TERRITORY any cotton seed which contains a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE, then MONSANTO shall advise CALGENE as to such more favorable earned royalty terms. CALGENE shall be entitled upon notice to MONSANTO to have this Agreement amended to substitute such earned royalty terms for the earned royalty terms of this Agreement as of the date upon which such license containing the more favorable earned royalty terms shall have become effective and such new earned royalty terms shall be effective for so long as CALGENE is not selling in THE TERRITORY any cotton seed which contains a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE.

                     SECTION 7 -- BUSINESS RECORDS/PAYMENTS
                     --------------------------------------

     7.1  BUSINESS RECORDS:  CALGENE shall keep records showing the amount of
          ----------------
LICENSED COMMERCIAL SEED sold or otherwise transferred to third parties. CALGENE further agrees to permit its books and records to be examined from time to time to the extent necessary to verify the reports provided for in this
Section 7, such confidential examination to be made by a national auditing firm appointed by and at the expense of MONSANTO, which firm shall be reasonably acceptable to CALGENE.

     7.2  REPORTS AND PAYMENTS:
          --------------------

          (a) MONSANTO shall submit to CALGENE within (10) days of each month a report which summarizes the cash payments on accounts receivable specifically identifiable as LICENSE REVENUE resulting from licenses to cotton farmers for use of LICENSED COMMERCIAL SEED. MONSANTO shall submit to CALGENE by the end of October of each year a report which summarizes any payment due for the previous twelve (12) months. With each such annual report, MONSANTO shall pay to CALGENE the applicable SEED SERVICES FEE due pursuant to Subsection 6.1(a). If no such payment is due to CALGENE for the subject reporting period, the written report shall so state.

          (b) CALGENE shall submit to MONSANTO within (10) days of each month a report which summarizes: (i) the cash payments on accounts receivable specifically identifiable as NET SALES resulting from sales of LICENSED COMMERCIAL SEED, and (ii) revenue earned by CALGENE from increased gross margin for LICENSED COMMERCIAL SEED over cotton seed not resistant to LEPIDOPTERAN INSECTS. CALGENE shall submit to MONSANTO by the end of October of each year for the previous twelve (12) months, a report which summaries the NET SALES resulting from sales of LICENSED COMMERCIAL SEED, and any revenue earned by CALGENE from increased gross margin for LICENSED COMMERCIAL SEED over cotton seed not resistant to LEPIDOPTERAN INSECTS. With each such report, CALGENE shall pay to MONSANTO the payments due pursuant to Subsection 6.1(b). If no such payment is due to MONSANTO for the subject reporting period, the written report shall so state.

          (c) Reports and payments due pursuant to this Section 7 shall be sent to:

If to CALGENE:                      Calgene, Inc.
                                    1920 Fifth Street
                                    Davis, California  95616

                                    Attention:  Mr. Roger Salquist
                                                President

If to MONSANTO:                     Monsanto Company
                                    800 North Lindbergh Boulevard
                                    St. Louis, Missouri  63167

                                    Attention:  Mr. James P. Tobin
                                                Business Director, Cotton
                                                Ceregen SBU

     7.3  INTEREST ON OUTSTANDING BALANCES:  If MONSANTO or CALGENE fails to pay
          --------------------------------
on any due date any amount which is payable under this Agreement, then, without prejudice to Subsection 10.5, that amount shall bear interest at the "Prime Rate on Corporate Loans at Large U.S. Money Center Commercial Banks" as reported by the Wall Street Journal on said due date plus three percent (3%) per annum from the due date until payment is made in full, both before and after any judgment.

     7.4  MONSANTO RECORDS:
          ----------------

          (a) MONSANTO has listed (i) on Exhibit C each interference proceeding in the United States Patent and Trademark Office or in any court involving any of the MONSANTO PATENT RIGHTS as of the EFFECTIVE DATE, and to the extent it has information from a MONSANTO licensor, and further to the extent MONSANTO is legally permitted to do so, each such interference proceeding involving other patent rights of LICENSED PATENT RIGHTS as of the EFFECTIVE DATE and (ii) on Exhibit C any publicly-known United States patent or patent application of a third party not a part of LICENSED PATENT RIGHTS of which MONSANTO is aware as of the EFFECTIVE DATE which may reasonably result in an interference with any of the MONSANTO PATENT RIGHTS based on the issued/published claims of such U.S. patent or foreign counterpart patent application; and to the extent it has information from a MONSANTO licensor, and further to the extent MONSANTO is legally permitted to do so, such applicable information with respect to other patent rights of LICENSED PATENT RIGHTS.

          (b) If, after the EFFECTIVE DATE, there are any changes in matters which were subject to disclosure as of the EFFECTIVE DATE under Subsection 7.4(a), MONSANTO shall, not later than the DATE OF APPROVAL FOR COMMERCIAL SALE of each LEPIDOPTERAN-ACTIVE MONSANTO GENE approved for COMMERCIAL SALE, supplement the list attached as Exhibit C to the extent MONSANTO is legally permitted, so that such Exhibit C is complete and accurate to the best of its knowledge and belief as of that date.

          (c) Upon such DATE OF APPROVAL FOR COMMERCIAL SALE, MONSANTO shall make available to CALGENE for inspection upon reasonable notice, the record of any such interference proceeding involving MONSANTO PATENT RIGHTS then still pending and the record of any such interference proceeding involving any other LICENSED PATENT RIGHTS which may be disclosed by a MONSANTO licensor and which MONSANTO is legally permitted to disclose to its licensees.

                          SECTION 8 -- CONFIDENTIALITY
                          ----------------------------

     8.1  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION:  Neither CALGENE nor
          ------------------------------------------
MONSANTO shall, at any time during the period specified by Subsection 8.2, disclose to any other person any confidential TECHNOLOGY or other confidential information which has been disclosed to it by another party except with the prior written consent of the other involved party or parties or as provided in Subsection 8.3.

     8.2  PERIOD OF CONFIDENTIALITY:  The period referred to in Subsection 8.1
          -------------------------
shall be the period beginning with the date of receipt of the confidential TECHNOLOGY or other confidential information and ending, with respect to that TECHNOLOGY or other information, ten (10) years thereafter.

     8.3  USES OF CONFIDENTIAL INFORMATION:  Any TECHNOLOGY or other
          --------------------------------
confidential information which is disclosed by either CALGENE, or MONSANTO to other party may be:

          (a) Disclosed by the RECIPIENT to any directors, officers, employees, agents or contractors of the RECIPIENT, to such extent only as is reasonably necessary for fulfillment of the RECIPIENT'S obligations under this Agreement or for the commercial exploitation of the LICENSED COMMERCIAL SEED, and subject, in each case, to the RECIPIENT'S obligating the person in question to hold the same confidential by written agreement coincident in scope and term with the confidentiality obligation of this Agreement and that person further agreeing not to use the same except for the purposes for which the disclosure is made;

          (b) Disclosed by the RECIPIENT to any governmental or other authority or regulatory body to the extent required by law. Provided, however, that the RECIPIENT shall take all reasonable measures to ensure that such authority or body keeps the same confidential and does not use the same except for the purpose for which such disclosure is made. Provided, further, that the party proposing to so disclose shall give prior notice of that intent to the party which disclosed such TECHNOLOGY and/or other confidential information and permit said other party, at its option, to contest said requirement and to seek confidential treatment of such TECHNOLOGY or information;

          (c) Disclosed to a Court or litigant, to the extent such disclosure is ordered by a Court or government agency of competent jurisdiction. Provided, however, that the RECIPIENT shall take all reasonable measures to ensure that the Court, other litigants, or government agency keep the same confidential and does not use the same except for the purpose for which such disclosure is made. Provided, further, that the party proposing to so disclose shall give prior notice of that intent to the party which disclosed such TECHNOLOGY and/or other confidential information and permit said other party, at its option to contest said requirement and to seek confidential treatment of such TECHNOLOGY or information; and

          (d) Used by the RECIPIENT for any purpose, or disclosed by the RECIPIENT to any other person, to the extent only that it is on the EFFECTIVE DATE or thereafter becomes, public knowledge through no fault of the RECIPIENT, or is disclosed to the RECIPIENT by a third party as a matter of right, or can be shown by the RECIPIENT to have been known to the RECIPIENT prior to such disclosure by written records.

                           SECTION 9 -- FORCE MAJEURE
                           --------------------------

     9.1  FORCE MAJEURE:  Except with regard to any payments required pursuant
          -------------
to this Agreement, neither party shall be liable for delay or failure to perform, in whole or in part, by reason of contingencies beyond its reasonable control ("Force Majeure"), whether herein specifically enumerated or not, including, among others, acts of God, war, acts of war, revolution, civil commotion, riots, acts of public enemies, blockade or embargo, delays of carriers, car shortage, fire, explosion, breakdown of equipment, strike, chemical reversal reactions, lockout, labor dispute, casualty or accident, earthquake, epidemic, flood, cyclone, tornado, hurricane or other windstorm, delays of vendors, or by reason of any law, order, proclamation, regulation, ordinance, demand, requisition, requirement or any other act of any governmental authority, including, but not limited to, government actions restricting or preventing the growing of LICENSED COMMERCIAL SEED in areas where CALGENE has historically produced seed; provided, however, that the party so affected shall, as promptly as reasonably possible under the circumstances, give written or oral notice to each other parties whenever such a contingency appears likely to occur or has occurred and shall use all reasonable efforts to overcome the effects of the contingency as promptly as possible and shall allow each such party such access and information as may be necessary or desirable to evaluate such contingency. No party shall be required to resolve a strike, lockout or other labor problem in a manner which it alone does not deem proper and advisable. If any party is affected by an event of the sort enumerated in or contemplated by this Subsection 9.1, it may suspend performance of this Agreement for a period of time equal to the duration of the event excusing such performance and the time required to overcome the consequences of such event and resume performance. The affected party shall complete performance as required by this Agreement as soon as practicable after removal or cessation of the cause for the delay or reduction in performance.

                       SECTION 10 -- TERM AND TERMINATION
                       ----------------------------------

     10.1 TERM OF AGREEMENT:  The term of this Agreement shall begin on the
          -----------------
EFFECTIVE DATE and shall extend until the later of: (i) the expiration of the last to expire patent of LICENSED

PATENT RIGHTS, or (ii) October 11, 2008, unless this Agreement is terminated earlier pursuant to a provision of this Section 10.

     10.2 TERMINATION:
          -----------

          (a) MONSANTO shall have the right to terminate this Agreement at any time prior to the DATE OF GOVERNMENT APPROVAL of the FIRST GENE by giving notice to CALGENE.

          (b) MONSANTO shall have the right during the COMPENSATION PERIOD for the FIRST GENE to terminate this Agreement if, over a period of two (2) consecutive years starting January 1, 1997, total annual royalty revenue to MONSANTO from all of its licensees for use of LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) in cotton is less than MONSANTO'S total annual royalty due to third parties under license agreements from those parties for their technology applied to cotton. MONSANTO shall notify CALGENE when annual royalty revenue to MONSANTO from all of its licensees within THE TERRITORY is less than one hundred twenty-five percent (125%) of MONSANTO'S total annual royalty due to said third parties. In the event that MONSANTO elects to terminate this Agreement under this Subsection 10.2(c), MONSANTO shall: (i) terminate also all license agreements for the use of LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) with other licensees/sublicensees; and (ii) allow CALGENE and other sublicensees/licensees to sell only existing inventories of cotton seed containing LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) in their possession as of the date of notice of termination or for which each is then obligated by contract to take delivery. In the event that MONSANTO so elects to terminate this Agreement under this Subsection 10.2(c) all other provisions of this Agreement shall remain in force until contractual purchase commitments are fulfilled, and such inventories are exhausted. In the event that MONSANTO subsequently elects to re-enter the cotton seed market with LEPIDOPTERAN-ACTIVE MONSANTO GENE(S), MONSANTO shall offer a license to CALGENE under the same terms contained in this Agreement.

          (c) CALGENE shall have the right, within three (3) months thereafter, to terminate this Agreement by written notice to MONSANTO, if:

          (i) within one (1) year of the date on which a party other than MONSANTO or CALGENE obtains GOVERNMENT APPROVAL of a THIRD-PARTY LEPIDOPTERAN-ACTIVE GENE which exhibits COMMERCIAL INSECT RESISTANCE, MONSANTO has not:

               (1) authorized for COMMERCIAL DEVELOPMENT (and delivered to CALGENE seed containing) a LEPIDOPTERAN-ACTIVE MONSANTO GENE that results in plants of at least one (1) CALGENE CULTIVAR which exhibits the criteria for COMMERCIAL INSECT RESISTANCE, and all of the

               AGRONOMIC CRITERIA in field tests conducted by CALGENE for two
               (2) generations of testing at the BC\\3\\F\\3\\ level (or equivalent); and

               (2) obtained GOVERNMENT APPROVAL of such LEPIDOPTERAN-ACTIVE MONSANTO GENE; and

               (3) authorized the COMMERCIAL SALE of seed of one or more CALGENE CULTIVAR(S) containing such LEPIDOPTERAN-ACTIVE MONSANTO GENE subject to the homozygosity standard of Subsection 11.2; or

         (ii) Cotton plants grown from seed containing one or more LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) which MONSANTO has authorized for COMMERCIAL SALE by CALGENE have ceased to exhibit COMMERCIAL INSECT RESISTANCE to one or more economically significant species of LEPIDOPTERAN INSECTS in tests conducted by CALGENE, and if, within one
         (1) year of such event, MONSANTO has not:

               (1) authorized for COMMERCIAL DEVELOPMENT (and delivered to CALGENE seed containing) at least one (1) or more other LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) that result in plants of at least one CALGENE CULTIVAR which, at that time, exhibits the criteria for COMMERCIAL INSECT RESISTANCE, and all of the AGRONOMIC CRITERIA in field tests conducted by CALGENE for two
               (2) generations of testing at the BC\\3\\F\\3\\ level (or equivalent); and

               (2) obtained GOVERNMENT APPROVAL for such LEPIDOPTERAN-ACTIVE MONSANTO GENE(S); and

               (3) authorized the COMMERCIAL SALE of seed of one or more CALGENE CULTIVAR(S) containing such LEPIDOPTERAN-ACTIVE MONSANTO GENE subject to the homozygosity standard of Subsection 11.2.

          (d) After October 11, 2008, CALGENE shall have the right to terminate this Agreement for any reason deemed sufficient to CALGENE by giving at least three (3) months notice to MONSANTO.

     10.3 BREACH OF OBLIGATIONS:  Breach by any party of any of the material
          ---------------------
provisions of this Agreement (other than the confidentiality obligations of Section 8 or default upon any of the payment obligations provided herein) shall entitle each of the other parties to give the party in breach or default at least ninety (90) days' notice to cure such breach or default. If a breach or default by the defaulting party is not cured within the ninety (90) day period, the materially-affected other party may terminate this Agreement by giving notice to the other parties to take effect immediately. Provided, however, that if a breach or default is not cured by MONSANTO within the ninety (90) day period, CALGENE, to the extent that it shall have been materially affected by such default, may at its option by giving notice to MONSANTO (i) terminate this Agreement, or (ii) terminate CALGENE'S obligations under Subsection 4.4, with all other provisions of this Agreement to remain in effect. Such option selected by CALGENE shall take effect immediately. Any termination under this Subsection 10.3 shall not affect any other rights the notifying party may have under this Agreement.

     10.4 DEFAULT ON PAYMENT:  In the event CALGENE or MONSANTO defaults on any
          ------------------
payment due the other party pursuant to Section 6 and fails to cure such default within thirty (30) days of notice by CALGENE or MONSANTO, as the case may be, the non-defaulting party shall have the right to terminate this Agreement by giving notice to the other parties.

     10.5 EFFECT OF TERMINATION:  In the event this Agreement is terminated in
          ---------------------
its entirety by either CALGENE or MONSANTO, CALGENE shall lose all rights and LICENSES granted to it pursuant to this Agreement. Provided, however, that if this Agreement is terminated by CALGENE on account of a breach or default by MONSANTO, CALGENE shall have the right to sell LICENSED COMMERCIAL SEED then in the possession of CALGENE or which CALGENE is then obligated by contract to take delivery.

     10.6 SURVIVAL OF COVENANTS:  Notwithstanding the termination of this
          ---------------------
Agreement by notice or otherwise, the rights and obligations conferred by Sections 6, 7, 8 and 11, 12, 13 and 14 with respect to events which occurred prior to such termination and Subsection 15.15 shall survive termination.

     10.7 ABANDONMENT OF GROWER LICENSING BY MONSANTO:
          -------------------------------------------

          (a) If on or after December 31, 1996, MONSANTO has any licensee to its INSECT RESISTANCE cotton technology covered by this Agreement that is solely authorized to solely grant the necessary license(s) to the cotton grower as part of the purchase of cotton seed containing such technology, MONSANTO shall so notify CALGENE.

          (b) Upon receipt of such notice, CALGENE shall, upon written request of MONSANTO, be permitted to supersede this Agreement with the then prevailing license agreement between MONSANTO and such other licensees of such MONSANTO TECHNOLOGY.

                       SECTION 11 -- WARRANTY/LIMITATIONS
                       ----------------------------------

          11.1 MONSANTO WARRANTIES:  MONSANTO hereby warrants and represents
               -------------------
that:

          (a) With respect to each LEPIDOPTERAN-ACTIVE MONSANTO GENE authorized by MONSANTO for COMMERCIAL SALE, as of its DATE OF APPROVAL FOR COMMERCIAL SALE,
MONSANTO: (i) is the owner of such LEPIDOPTERAN-ACTIVE MONSANTO GENE and MONSANTO TECHNOLOGY used in the development thereof; (ii) is owner or licensee of the LICENSED PATENT RIGHTS; and (iii) has the right to license (or sublicense) CALGENE such LEPIDOPTERAN-ACTIVE MONSANTO GENE and LICENSED PATENT RIGHTS and MONSANTO TECHNOLOGY used in the development thereof for use under the terms of this Agreement;

          (b) With respect to each LEPIDOPTERAN-ACTIVE MONSANTO GENE authorized by MONSANTO for COMMERCIAL SALE, as of its DATE OF APPROVAL FOR COMMERCIAL SALE, there is no issued third-party United States patent, not then a part of the LICENSED PATENT RIGHTS, of which MONSANTO is then aware, that will preclude CALGENE'S lawful performance under this Agreement;

          (c) As of the date on which MONSANTO gives the notice described in Subsection 4.3(c) with respect to a LEPIDOPTERAN-ACTIVE MONSANTO GENE, official clearances or written approvals for COMMERCIAL SALE of cotton seed containing that LEPIDOPTERAN-ACTIVE MONSANTO GENE to produce genetically-transformed cotton plants have been obtained from all federal government agencies which have authority to regulate the production, use, and sale of such cotton seed or the plants produced therefrom. Provided, however, that this shall not require MONSANTO to obtain approval from any agency with respect to the issuance of seed certificates or phytosanitary certificates or certificates of plant variety protection under the Plant Variety Protection Act, which approvals, when appropriate or required, shall be the responsibility of CALGENE; and

          (d) All material information that MONSANTO has provided or hereafter provides to any federal government agency for the purpose of obtaining approval of the COMMERCIAL SALE of LICENSED COMMERCIAL SEED is, to the best of MONSANTO'S knowledge and belief, true and correct in all material respects. Provided, however, that this warranty is not made to CALGENE with respect to any such information which was supplied to MONSANTO by CALGENE and which was thereafter provided in the same form by MONSANTO to a governmental agency.

     11.2 CALGENE WARRANTY:  CALGENE hereby warrants and represents that CALGENE
          ----------------
shall not sell LICENSED COMMERCIAL SEED that fails to meet the homozygosity standards for the respective LEPIDOPTERAN-ACTIVE MONSANTO GENE or LICENSED CALGENE GENE, as the case may be, as set forth in Exhibit D. CALGENE shall keep lot samples of all LICENSE COMMERCIAL SEED sold by CALGENE for at least two (2) years following the date of sale of such LICENSED COMMERCIAL SEED following a procedure for archiving and storage of samples of seed lots reasonably acceptable to MONSANTO.

     11.3 MUTUAL WARRANTIES:  CALGENE and MONSANTO each warrant to the other
          -----------------
parties that this Agreement does not, and performance by CALGENE and MONSANTO of their obligations hereunder will not, contravene any provision of any agreement or contract binding upon either CALGENE or MONSANTO.

     11.4 NO OTHER WARRANTIES:  It is expressly understood that CALGENE and
          -------------------
MONSANTO MAKE NO REPRESENTATIONS, EXTEND NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AND ASSUME NO RESPONSIBILITIES, OTHER THAN EXPRESSLY PROVIDED FOR HEREIN, WITH RESPECT TO:

          (a) THE PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE LICENSED CALGENE GENE,LEPIDOPTERAN-ACTIVE MONSANTO GENE(S), MONSANTO TECHNOLOGY, LICENSED COMMERCIAL SEED, OR CALGENE B.T. CULTIVARS;

          (b) THE SCOPE OR VALIDITY OF ANY PATENT OF THE LICENSED PATENT RIGHTS; OR

          (c) LICENSED CALGENE GENE,LEPIDOPTERAN-ACTIVE MONSANTO GENE(S), MONSANTO TECHNOLOGY, LICENSED COMMERCIAL SEED, OR CALGENE B.T. CULTIVARS OR USE THEREOF BEING FREE FROM INFRINGEMENT OF PATENTS OTHER THAN LICENSED PATENT RIGHTS.

                       SECTION 12 -- PATENT INFRINGEMENT
                       ---------------------------------

     12.1 UTILIZATION OF NON-INFRINGING TECHNOLOGY:  If, in MONSANTO'S opinion,
          ----------------------------------------
the development, production, processing, use, export or sale of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE, that has been authorized for COMMERCIAL SALE in writing by MONSANTO, would infringe a third party patent, MONSANTO shall employ reasonable business efforts and judgment to access the necessary license from said third party at no additional cost to CALGENE, at which time said patent shall become part of the LICENSED PATENT RIGHTS. If MONSANTO cannot access said license at a reasonable cost, then MONSANTO may require CALGENE to promptly cease sales and lawfully dispose of such LICENSED COMMERCIAL SEED then in inventory, subject to the provisions of Subsection 12.3. If MONSANTO has alternative TECHNOLOGY which MONSANTO can lawfully license for use by CALGENE that obviates the need for said third party license which MONSANTO cannot access at a reasonable cost and results in plants which exhibit the AGRONOMIC CRITERIA and COMMERCIAL INSECT RESISTANCE at the same or greater levels as those CALGENE B.T. CULTIVARS produced from such LICENSED COMMERCIAL SEED containing previously authorized TECHNOLOGY, MONSANTO shall make such alternative TECHNOLOGY available to CALGENE. CALGENE shall promptly utilize such alternative TECHNOLOGY to avoid the need for such third party license. If CALGENE converts to such non-infringing alternative TECHNOLOGY and has inventory of any such LICENSED COMMERCIAL SEED, which is not salable in THE TERRITORY, MONSANTO shall reimburse CALGENE for the variable costs of such inventory which CALGENE has either actually incurred or is bound by contract to incur thereafter (The elements of variable costs of inventory reimbursable hereunder to be determined using generally acceptable accounting practices reasonably acceptable to MONSANTO.), plus CALGENE'S LOST PROFIT CONTRIBUTION with respect to such inventory as defined in Subsection 12.3(b). CALGENE shall make all reasonable efforts to limit or mitigate such costs. Nothing in this Agreement shall preclude CALGENE from negotiating directly with any third party for rights under patents or patent applications held by a third party. Provided, however, that any costs incurred by CALGENE in negotiating for or acquiring any third party patent rights shall not be credited against any payments due by CALGENE or added to any payments due to CALGENE by MONSANTO unless MONSANTO agrees to such credit or payment in writing.

     12.2 DEFENSE OF INFRINGEMENT CLAIMS:
          ------------------------------

          (a) MONSANTO shall assume the defense of any claim brought against CALGENE for infringement of any United States patent insofar as such claim arises out of (i) CALGENE'S use of any LEPIDOPTERAN-ACTIVE MONSANTO GENE that has been furnished by MONSANTO to CALGENE for initial evaluation or testing prior to the DATE OF APPROVAL FOR COMMERCIAL DEVELOPMENT or of any LEPIDOPTERAN-ACTIVE MONSANTO GENE that has been authorized by MONSANTO for COMMERCIAL DEVELOPMENT or (ii) CALGENE'S development, production, use, or sale of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE that has been authorized by MONSANTO for COMMERCIAL SALE. In any such suit, MONSANTO shall indemnify CALGENE against any and all monetary damages and/or costs actually awarded in such suit or any amounts paid in settlement in respect to such a claim, subject to the conditions of Subsection 12.2(b).

          (b) The obligation of MONSANTO pursuant to Subsection 12.2(a) above shall apply only if:

          (1) CALGENE promptly notifies MONSANTO of any claim within the scope of Subsection 12.2(a);

          (2) MONSANTO is given exclusive control of the defense of such claim and all negotiations relating to its settlement;

          (3) CALGENE promptly assists MONSANTO to the extent reasonably necessary for the conduct of the suit;

          (4) Pursuant to the terms of Subsection 12.1 above, CALGENE promptly introduces alternative TECHNOLOGY provided by MONSANTO into CALGENE'S breeding and multiplication processes to abate the alleged infringement, as rapidly as possible, if the utilization of such TECHNOLOGY is commercially feasible. Provided, however, that nothing in this Subsection

               12.2(b)(4) shall be deemed to require CALGENE to infringe a third party patent or to undertake or continue any activity unless CALGENE has a good faith belief, based on opinion of counsel, that such activity would not infringe a valid and enforceable patent of another but, in such a case, if CALGENE refuses to introduce the alternative TECHNOLOGY, then MONSANTO may terminate this Agreement; and

          (5) CALGENE shall take every reasonable measure requested by MONSANTO to mitigate patent infringement damages or, if such is not possible, promptly cease production, use and sales of LICENSED COMMERCIAL SEED described in MONSANTO'S request, and lawfully dispose of any LICENSED COMMERCIAL SEED then in inventory, subject to the provisions of Subsection 12.3.

     12.3 INDEMNITY AGAINST LOSSES DUE TO CLAIMS OF PATENT INFRINGEMENT:
          -------------------------------------------------------------

          (a) In the event that CALGENE ceases sales of all or some types of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE as planting seed, either at MONSANTO'S request or upon the order of any court as a result of a third party claim of infringement of a United States patent unless such court order is the result of some act for which CALGENE is solely responsible, MONSANTO shall reimburse CALGENE for an amount which allows CALGENE to recover the variable costs of inventory of such LICENSED COMMERCIAL SEED not sold on account of such event, which CALGENE has either actually incurred or is bound by contract to incur thereafter less the amount which CALGENE has recovered, or with reasonable efforts could have recovered, to mitigate such costs. The elements of variable costs of inventory reimbursable hereunder are to be determined using generally acceptable accounting practices reasonably acceptable to MONSANTO. CALGENE shall deliver to MONSANTO an invoice for such costs, which shall be issued after CALGENE has made commercially reasonable efforts to limit or mitigate such costs. Payment of such costs shall be due on the earlier of ninety (90) days after delivery of such invoice, or on September 1 following the delivery of such invoice. Provided, however, that any provision hereof notwithstanding if, as of September 1 following the date on which CALGENE has ceased sales of such LICENSED COMMERCIAL SEED under the conditions of this Subsection 12.3(a), CALGENE has not completely disposed of the inventory of such LICENSED COMMERCIAL SEED, not sold as planting seed on account of such event (including such seed returned by distributors), MONSANTO shall on that date, after receipt of an accounting for such inventory then on hand, pay to CALGENE the variable costs of such inventory, plus the net amounts due to CALGENE for LICENSED COMMERCIAL SEED previously disposed of under the terms of this Subsection 12.3(a). Provided, further, that upon such payment CALGENE shall continue to attempt to lawfully dispose of the remaining portion of such inventory of LICENSED COMMERCIAL SEED using all commercially reasonable efforts suggested by MONSANTO which may include blending seed or sale in a permitted foreign country, with MONSANTO receiving the net proceeds after deduction of the direct costs of disposition.

          (b) In addition to the variable costs of such inventory, in circumstances covered by Subsection 12.3(a), MONSANTO shall reimburse CALGENE for its LOST PROFIT CONTRIBUTION for any inventory which is not sold as planting seed. The LOST PROFIT CONTRIBUTION due to CALGENE shall be an amount calculated by multiplying the quantity of LICENSED COMMERCIAL SEED expressed in UNITS then in existence in CALGENE'S possession or for which CALGENE is contractually liable to take possession, whether unconditioned, partially conditioned or fully conditioned, which CALGENE is prevented from selling, times the LOST PROFIT CONTRIBUTION (per UNIT) to be determined as follows:

     CALGENE'S average published distributor price for all CALGENE CULTIVARS (weighted by UNIT sales) for the marketing year in which such sales are prevented or if such prohibition or restriction occurs before the prices for the subject marketing year are published, then for the immediately preceding marketing year [said average published distributor price, for the purpose of this calculation, cannot have increased on a percentage basis, more than the weighted average amount of CALGENE'S year-to-year price increase for all CALGENE CULTIVARS over the prior three (3) year period]. For example, if sales are stopped during marketing year 1998 and the weighted average price increases for all CALGENE CULTIVARS in 1995-1997 averaged 5% per year, then the maximum that the weighted averaged published distributor price for all CALGENE CULTIVARS for 1998 can have increased over the 1997 price for the purpose of this calculation shall be 5%,

                                     Minus

     All distributor discounts (which for this calculation shall be consistent with comparative discounts available in prior years), on a per UNIT basis, all CALGENE

     CULTIVARS, combined in a manner that equals the maximum discount actually given by CALGENE to any distributor for the subject marketing year,

                                    Equals

     per UNIT weighted average net distributor price for all CALGENE CULTIVARS,

                                    Minus

     CALGENE'S average per UNIT cost of goods (including variable and allocated fixed costs) for the current year for all CALGENE CULTIVARS as calculated using CALGENE'S historic costing methods, determined in accordance with generally accepted accounting principles, consistently applied, as verified by an independent certified public accounting firm reasonably acceptable to both CALGENE and MONSANTO,

                                    Equals

     LOST PROFIT CONTRIBUTION (per UNIT).

The amount owed by MONSANTO to CALGENE for such LOST PROFIT CONTRIBUTION shall be reduced by any unincurred expenses and any specific reductions in CALGENE'S expenses related to sales, marketing, research, quality assurance, general and administrative, and interest which are a direct result of CALGENE not having such LICENSED COMMERCIAL SEED inventory available for sale. If after CALGENE ceases the sales of such LICENSED COMMERCIAL SEED in circumstances covered by Subsection 12.3(a), CALGENE'S sales of all CALGENE CULTIVARS for the subject marketing year increase beyond the volume of sales of NON-B.T. COTTON SEED that was forecast by CALGENE'S latest business plan developed prior to planting in the spring of the year prior to the subject marketing year and before CALGENE had notice that sales of LICENSED COMMERCIAL SEED would be ceased, then the number of UNITS of LICENSED COMMERCIAL SEED for which MONSANTO is obligated to compensate CALGENE for LOST PROFIT CONTRIBUTION shall be further reduced by the number of UNITS of all CALGENE CULTIVARS sold by CALGENE in the subject marketing year above the number forecast.

          (c) MONSANTO'S obligations to reimburse CALGENE for the variable cost of inventory and LOST PROFIT CONTRIBUTION under this Subsection 12.3 shall be limited to a quantity of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE mutually agreed by the parties. Should the parties fail to agree on this quantity by January 31 of the production year immediately preceding the subject marketing year, MONSANTO'S obligations under this Subsection 12.3 for the subject marketing year shall be limited to the quantity of LICENSED COMMERCIAL SEED sold by CALGENE during the marketing year immedi ately preceding the subject marketing year.

          (d) In the event that prevention of the sale of any UNIT of cotton seed may qualify for reimbursement of variable costs and LOST PROFIT CONTRIBUTION under both this Agreement and any other license agreement between the parties, MONSANTO shall be obligated to reimburse CALGENE only once for the subject UNIT of cotton seed.

     12.4 SUSPECTED INFRINGEMENT OF LICENSED PATENT RIGHTS:  In the event
          ------------------------------------------------
CALGENE learns of suspected infringement of LICENSED PATENT RIGHTS, then to the extent that CALGENE is lawfully permitted to do so, CALGENE shall notify MONSANTO to such effect and provide MONSANTO with the evidence concerning suspected infringement in CALGENE'S possession. MONSANTO and CALGENE shall use reasonable efforts to terminate such infringement without litigation. Nothing herein shall be construed as conferring on CALGENE any right to bring suit for infringement of LICENSED PATENT RIGHTS.

     12.5 EFFECT OF INVALIDITY OF LICENSED PATENT RIGHTS:  In the event any
          ----------------------------------------------
claim of LICENSED PATENT RIGHTS is declared invalid or unenforceable by a final judgment of a court having competent jurisdiction, the LICENSE granted under
Section 3 shall terminate and have no force or effect as to the subject matter covered by that claim. However, subject to the provisions of Section 6, the LICENSE shall continue with respect to any remaining patent claims within LICENSED PATENT RIGHTS.

     12.6 SUSPECTED MISAPPROPRIATION OF A POTENTIAL LEPIDOPTERAN-ACTIVE MONSANTO
          ----------------------------------------------------------------------
GENE:  In the event CALGENE learns of any suspected misappropriation by a third
----
party of a gene which is a candidate to become a LEPIDOPTERAN-ACTIVE MONSANTO GENE or other MONSANTO TECHNOLOGY, furnished by MONSANTO, or progeny thereof, to the extent that it may lawfully do so, CALGENE shall notify MONSANTO and provide MONSANTO with the available information concerning the suspected misappropriation, and cooperate with MONSANTO to terminate such misappropriation and/or obtain redress therefor, but at the expense of MONSANTO.

     12.7  LIMITATION OF LIABILITY:  Except to the extent that CALGENE has a
           -----------------------
claim against MONSANTO for breach of any of the warranties contained in Subsections 11.1(a) and 11.1(b) [other than a claim with respect to its inventories which are covered solely by the provisions of Subsections 12.3(a) and 12.3(b)], the foregoing Subsections of this Section 12 state the entire liability of MONSANTO to CALGENE in respect to any claim of patent infringement in respect to CALGENE'S use of LEPIDOPTERAN-ACTIVE MONSANTO GENE(S) and MONSANTO TECHNOLOGY in the commercialization of LICENSED COMMERCIAL SEED. With respect to a claim by CALGENE against MONSANTO for breach of any of the warranties contained in Subsections 11.1(a) and 11.1(b), MONSANTO'S total liability for any and all losses and damages arising out of any cause (whether such cause be based in contract, negligence, other tort or otherwise, except for causes of action based on MONSANTO'S fraudulent conduct) shall in no event exceed the net revenue obtained by MONSANTO under this Agreement to the date of award of such damages, reduced by an amount equal to any amounts paid by MONSANTO to CALGENE under Subsections 12.3(a) and 12.3(b) hereof. CALGENE shall take the measures required by this Section 12 to mitigate patent infringement damages.

                      SECTION 13 -- CLAIMS BY VENDEES FOR
                      -----------------------------------
                          FAILURE OF GENE PERFORMANCE
                          ---------------------------

     13.1 INDEMNITIES FOR VENDEE CLAIMS:
          -----------------------------
          (a) If MONSANTO authorizes COMMERCIAL SALE by CALGENE of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE in THE TERRITORY, then notwithstanding any other provisions of this Agreement, but subject to the conditions and limitations of this Subsection 13.1 and Subsection 13.2, MONSANTO and CALGENE shall each indemnify the other, so that each shall share on the pro rata basis set forth in Subsection 13.1(b), for the costs of any claims (including reasonable costs of defense) by cotton farmers who purchase LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE and of distributors against whom such farmers may make claims arising from (1) any alleged breach of an express warranty relating to failure of performance of the INSECT RESISTANCE TRAIT and (2) any alleged breach of implied warranties of merchantability or fitness for a particular purpose relating to failure of performance of the INSECT RESISTANCE TRAIT when disclaimers of such express or implied warranties set forth on the packaging containing the subject LICENSED COMMERCIAL SEED and the invoices pertaining thereto are not effective to prevent such claims being asserted and won by such farmers. It is understood and agreed that MONSANTO shall be free to give any performance warranty that it wishes. Provided, however, that before there is an obligation by CALGENE to indemnify MONSANTO by sharing in the costs of such claims on said pro rata basis, the parties must have reached a written agreement on the content, scope, limitation and necessary conditions of any express performance warranty given by MONSANTO, claims for the breach of which would be subject to this indemnification. MONSANTO and CALGENE shall each act in good faith to reach agreement on appropriate express performance warranties by the DATE OF APPROVAL FOR COMMERCIAL SALE. If MONSANTO and CALGENE have not reached agreement on the content, scope, limitation or necessary conditions of such express performance warranties by the DATE OF APPROVAL FOR COMMERCIAL SALE, MONSANTO shall designate the content, scope, limitation and necessary conditions for express performance warranties which would be subject to this indemnification. Such express warranties shall be made solely by MONSANTO.

          (b) The costs of claims covered under Subsection 13.1(a) shall be prorated between the parties on the basis of MONSANTO'S and CALGENE'S respective share of the NET LICENSE REVENUE obtained from licensing cotton farmers the use of the LICENSED COMMERCIAL SEED. In the event that any claim is settled in whole or in part by furnishing replacement seed, the cost of settlement shall be based upon the full costs of such seed per UNIT determined in accordance with generally accepted accounting principles.

          (c) In the event that a claim is asserted against CALGENE covered by Subsection 13.1(a), CALGENE shall give prompt notice to MONSANTO and MONSANTO shall have the right, at its election, to take over the defense or settlement of such claim by giving notice to CALGENE. CALGENE shall have the right to participate at its own expense. The parties shall cooperate fully in defending any such claim.

          (d) In the event that information comes to the attention of either MONSANTO or CALGENE that a change in conditions has occurred which reasonably necessitates a modification of performance warranty(ies) previously approved or designated by MONSANTO, as provided in Subsection 13.1(a), the party having such information shall notify the other party within sixty (60) days after receipt of such information and MONSANTO and CALGENE shall each act in good faith to reach agreement upon appropriate modification(s) of such performance warranty(ies). If, within thirty (30) days after written notice requesting modification(s) in the performance warranty(ies) is given, the parties have not agreed upon the necessity for or the form of such modification(s), MONSANTO shall determine whether changed circumstances necessitate modification(s) of the performance warranty(ies) and, if so, shall designate the appropriate modification(s).

          (e) In the event information which has been reasonably verified comes to either MONSANTO'S or CALGENE'S attention any time after the approval or designation of the express performance warranty(ies) which at the time of its receipt and verification would be reasonably convincing to an expert in the relevant field that the express performance warranty(ies) should be modified, and the party with such information does not notify the other party of such information within sixty (60) days thereafter, then the party withholding such information shall be solely liable for the costs of all such claims arising from the alleged breach of such express performance warranty(ies) in connection with sales occurring between (1) the date on which CALGENE in the exercise of reasonable commercial diligence could have disseminated effective legally-binding modification(s) of such express performance warranty(ies) had such information been known to it and (2) the date on which CALGENE does, or in the exercise of reasonable commercial diligence could, disseminate effective legally-binding modification(s) of such performance warranty(ies), and the party withholding such information shall indemnify and hold the other party harmless from and against any and all damages or other liabilities arising from such claims and for any extra expenses arising from its delay in notifying the other party of such information.

     13.2 CALGENE'S INDEMNITY FOR VENDEES CLAIMS:
          ---------------------------------------

          (A) NOTWITHSTANDING THE PROVISIONS OF SUBSECTION 13.1, CALGENE SHALL DEFEND AND INDEMNIFY AGAINST, AND HOLD MONSANTO AND THEIR RESPECTIVE EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS HARMLESS FROM, ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING COURT COSTS AND REASONABLE FEES OF ATTORNEYS AND OTHER PROFESSIONALS) INCURRED FROM ANY CLAIM BY COTTON FARMERS WHO PURCHASE LICENSED COMMERCIAL SEED, AND OF DISTRIBUTORS AGAINST WHOM SUCH FARMERS MAY MAKE CLAIMS, ARISING OR ALLEGED TO ARISE OUT OF THE FAILURE PLANTS GROWN FROM LICENSED COMMERCIAL SEED OF CALGENE B.T. CULTIVARS SOLD BY CALGENE TO EXHIBIT INSECT RESISTANCE, IF SUCH LICENSED COMMERCIAL SEED DOES NOT CONTAIN A LEPIDOPTERAN-ACTIVE MONSANTO GENE, OR SUCH LICENSED COMMERCIAL SEED AT THE TIME IT WAS SHIPPED BY CALGENE, FAILS TO MEET THE HOMOZYGOSITY STANDARD FOR THE RESPECTIVE LEPIDOPTERAN-ACTIVE MONSANTO GENE, AS THE CASE MAY BE, AS

SET FORTH IN SUBSECTION 11.2. PROVIDED, HOWEVER, THAT: (I)CALGENE SHALL HAVE SOLE CONTROL OF SUCH DEFENSE, AND (II) MONSANTO SHALL PROVIDE NOTICE TO CALGENE OF ANY SUCH CLAIM WITHIN TWENTY (20) DAYS AFTER MONSANTO BECOMES AWARE OF IT.

          (b) In order for a claim to come within the coverage of Subsection 13.2(a) if such LICENSED COMMERCIAL SEED contains a LEPIDOPTERAN-ACTIVE MONSANTO GENE, MONSANTO must show based on tests of lot samples from which the subject LICENSED COMMERCIAL SEED was drawn, that the subject lot samples did not meet the homozygosity standards of Exhibit D. If CALGENE does not have the correct lot samples in its possession for analysis, then the tests shall be done on the plants or plant material alleged to have been produced from the subject LICENSED COMMERCIAL SEED and coverage of such claim under Subsection 13.2(a) based solely thereon.

                        SECTION 14 -- GOVERNMENT ACTION
                        -------------------------------

     14.1 INDEMNITY FOR LOSSES DUE TO GOVERNMENT ACTION:
          ---------------------------------------------

          Except under circumstances to which Section 12 applies, if, subsequent to the DATE OF GOVERNMENTAL APPROVAL, any federal or state court or government agency cancels a registration or otherwise takes some action which precludes the sale of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE for planting seed, MONSANTO and CALGENE shall jointly try to obtain approval from such court or agency in order to sell the existing inventory of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE for planting seed. To the extent that, after commercially reasonable efforts to obtain such approvals, and after the exercise of commercially reasonable efforts to mitigate the losses by sale of such inventory for non-seed purposes in THE TERRITORY and/or permitted sales for planting purposes outside THE TERRITORY on account of such government action, any portion of existing inventories of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE cannot be sold for planting seed in THE TERRITORY, then MONSANTO shall reimburse CALGENE for one-half (1/2) of its variable costs to produce the inventory of LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE not sold as planting seed in THE TERRITORY on account of such government action, less one-half (1/2) of any amounts received, if any, by CALGENE from the sale of such inventory for non-seed purposes in THE TERRITORY and/or permitted sales for planting purposes outside THE TERRITORY. The elements of variable costs of inventory reimbursable hereunder are to be determined using generally acceptable accounting practices reasonably acceptable to MONSANTO. CALGENE shall deliver to MONSANTO an invoice for such costs. Payment of such costs shall be due on the earlier of ninety (90) days after delivery of such invoice, or on September 1 following the delivery of such invoice. Provided, however, that if as of September 1 following the date on which the above-described court or agency orders were issued, CALGENE has not completely disposed of the inventory of such LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE not used as planting seed in THE TERRITORY on account of such government action (including such seed returned by distributors), MONSANTO shall on that date, after receipt of an accounting for such inventory on hand, pay CALGENE one-half (1/2) of the variable costs of such inventory then on hand, plus the net amounts due to CALGENE for such LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE previously disposed of under the terms of this Subsection
14.1. Provided, further, that upon such payment, CALGENE shall continue to attempt to lawfully dispose of the re maining inventory of such LICENSED COMMERCIAL SEED containing a LEPIDOPTERAN-ACTIVE MONSANTO GENE using all commercially reasonable efforts suggested by MONSANTO, with MONSANTO receiving one-half of the net proceeds after deduction of the direct costs of disposition.

                             SECTION 15 -- GENERAL

     15.1 ASSIGNMENT OF CALGENE'S RIGHTS AND OBLIGATIONS:  The rights and
          ----------------------------------------------
obligations under this Agreement pertaining to CALGENE are personal to CALGENE and CALGENE shall not (by operation of law or otherwise) assign, mortgage, pledge as security, or license any of its rights hereunder, nor shall CALGENE subcontract or delegate (other than in the ordinary course of business) any of its obligations hereunder (except as otherwise provided in this Agreement), except with the prior written consent of MONSANTO.

     15.2 ASSIGNMENT OF MONSANTO'S RIGHTS AND OBLIGATIONS:  The rights and
          -----------------------------------------------
obligations under this Agreement pertaining to MONSANTO are personal to MONSANTO and MONSANTO shall not (by operation of law or otherwise) assign, mortgage, or pledge as security any of its rights hereunder, nor shall MONSANTO subcontract or otherwise delegate (other than in the ordinary course of business) any of its obligations hereunder (except as otherwise provided in this Agreement), except with the prior written consent of CALGENE. Provided, however, that MONSANTO may assign this Agreement and the rights and obligations thereunder to another acquiring all or substantially all of the assets related to research and development in the field of cotton of MONSANTO'S Ceregen Business Unit, or such other business unit of MONSANTO as may then be responsible for compliance with this Agreement. Provided, further, that such assignee has a net worth of not less than $50,000,000 and that the assignee shall agree to be bound by the provisions hereof. However, the aforementioned requirement of a net worth of not less than $50,000,000 shall not apply to an assignee which is a SUBSIDIARY of MONSANTO.

     15.3 RELATION OF PARTIES:  Nothing in this Agreement shall create, or be
          -------------------
deemed to create, a partnership, or the relationship of principal and agent among the parties.

     15.4 INTEGRATION OF CONTRACT:  This Agreement constitutes the full
          -----------------------
understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof. All prior agreements, negotiations, dealings and understandings, whether oral or written, regarding the subject matter hereof are hereby superseded and merged into this Agreement.

     15.5 WAIVERS AND AMENDMENTS:  This Agreement may be amended, superseded,
          ----------------------
canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all the parties, or, in the case of a waiver, by the party or parties waiving compliance. Except where a specific period for action or inaction is provided herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any subsequent or other such right, power or privilege. Except as otherwise provided herein, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, or by a written amendment hereof executed by all parties, and no modification shall be effected by the acknowledgement or acceptance of any forms or other documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

     15.6 HEADINGS:  Section and Subsection headings as to the contents of
          --------
particular Sections and Subsections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Section or Subsection to which they refer.

     15.7 REFERENCES TO SECTIONS, SUBSECTIONS AND EXHIBITS:  Unless otherwise
          ------------------------------------------------
expressly stated, all Sections and Subsections referred to herein are Sections and Subsections of this Agreement, and all Exhibits referred to herein are Exhibits attached hereto.

     15.8 PARTIAL INVALIDITY:  If any provision of this Agreement is held by any
          ------------------
competent authority to be invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

     15.9 GOVERNING CONTRACT LAW:  THIS AGREEMENT SHALL, EXCEPT AS PROVIDED IN
          ----------------------
SUBSECTION 15.10, BE GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI (OTHER THAN ITS RULES OF CONFLICTS OF LAW).

     15.10 GOVERNING PATENT LAW:  Any question arising out of this Agreement as
           --------------------
to the validity, construction or effect of any patent shall be decided in accordance with Title 35 United States Code.

     15.11 MONSANTO'S REDUCTION OR ABANDONMENT OF ITS LEPIDOPTERAN RESISTANT
           -----------------------------------------------------------------
COTTON PROGRAM:  MONSANTO shall give written notice to CALGENE of any
--------------
substantial reduction or abandonment of MONSANTO'S present intention to continue to develop technology which provides genetically modified cotton plants exhibiting resistance to LEPIDOPTERAN INSECTS, as described in Subsection 1.1, which notice shall be given not later than thirty (30) days after MONSANTO has decided to substantially reduce or abandon such intention.

     15.12 NOTICES:  Any notice or other information required or authorized by
           -------
this Agreement to be given by any party to the others shall be given in writing and shall be deemed sufficiently given when delivered by hand, or transmitted by express mail or overnight courier service, or transmitted by facsimile or other means of electronic data transmission, confirmed by express mail or overnight courier service, to the following addresses of the other parties or such other address(es) as is (are) notified to the parties by the one (1) or more of the other parties from time to time.

     If to CALGENE:           Calgene, Inc.
                              1920 Fifth Street
                              Davis, California  95616

                              Attention:  Mr. Roger Salquist
                                          President

     If to MONSANTO:          Monsanto Company
                              800 North Lindbergh Boulevard
                              St. Louis, Missouri  63167

                              Attention:  Mr. James J. Tobin
                                          Business Director, Cotton
                                          Ceregen SBU

     15.13 CHANGE OF CONTROL OF CALGENE:  Upon the acquisition of either (1)
           ----------------------------
substantially all the assets of CALGENE'S cotton seed business or (2) control of CALGENE, by any person, partnership, corporation or legal entity which then has either (a) a net worth of Two Hundred Fifty Million Dollars ($250,000,000) or more determined by generally accepted accounting principles consistently applied or (b) a net worth of less than Two Hundred Fifty Million Dollars ($250,000,000) but which has had annual research expenditures in the field of biotechnology in excess of Ten Million Dollars ($10,000,000) for each of the three (3) years immediately preceding such acquisition, or by an affiliate(s) of such a person, partnership, corporation or legal entity, the following provisions of this Agreement will have no further effect:

          (a) Subsection 11.1(b) pertaining to a warranty by MONSANTO concerning third-party patents in the United States.

          (b) Provisions of the second (2nd), fourth (4th), and fifth (5th) sentences of Subsection 12.1, and Subsections 12.3(a) and 12.3(b), pertaining to reimbursement of inventory costs and LOST PROFIT CONTRIBUTION in the event of cessation or restriction of sales due to patent infringement.

          (c) Subsection 13.1 pertaining to claims by farmers and distributors for failure of LEPIDOPTERAN-ACTIVE MONSANTO GENE performance. However, all parties shall have a continuing obligation to inform the other parties of conditions, which reasonably necessitate a modification in performance warranty(ies) to vendees of the LICENSED COMMERCIAL SEED.

     15.14 DISPUTE RESOLUTION:
           ------------------

          (a) Any claim, dispute, difference or controversy between the parties not relating to issues involving patent rights arising out of, or relating to, this Agreement which cannot be settled by mutual understanding between the parties (a "Dispute") shall be submitted within thirty (30) days of such Dispute to a panel consisting of a senior executive nominated by each party (the "Panel"). Such Panel shall meet and use reasonable efforts to resolve said Dispute.

          (b) If the Dispute cannot be resolved within thirty (30) days of submission to the Panel, then any party may invoke the following arbitration rights:
               (1) The Dispute shall be referred to arbitration under the rules of the American Arbitration Association (AAA) to the extent that such rules are not inconsistent with the provisions of this Subsection 15.14. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or application may be made to such court for a judicial confirmation of the award and an order of enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the Dispute in question has arisen and, in any event, shall not be made after the date when institution of legal or equitable proceedings, based on such Dispute in question, would be barred by the applicable statute of limitations;

               (2) The independent arbitration panel shall consist of three (3) independent arbitrators, one (1) of whom shall be appointed by each party involved in the Dispute. In the event that one (1) party does not designate an arbitrator, the other party may request the Executive Secretary of the AAA to designate an arbitrator for such party. The two (2) arbitrators thus appointed shall choose the third arbitrator so that the arbitration panel shall consist of three (3) arbitrators; provided, however, that, if the arbitrators selected by the parties involved in the Dispute are unable to agree on the appointment of the additional arbitrator, any of the selected arbitrators may petition the Executive Secretary of the AAA to make the appointment of such additional arbitrators; and

               (3)  The place of arbitration shall be Memphis, Tennessee.

          (c) Pending resolution of any Dispute, each party involved in the dispute shall make every reasonable effort to minimize adverse economic consequences to the parties under this Agreement which would result from any delays caused by attempts to resolve the Dispute. Such reasonable effort shall include, without limitation, continued performance of relevant obligations under a reservation of rights in lieu of termination and nonperformance, and nothing contained in this Subsection 15.14 shall serve to preclude any party from its right to seek any other remedy at law.

     15.15 MODIFICATION OF RELATED AGREEMENTS:  The RELATED AGREEMENTS are
           ----------------------------------
hereby amended as follows:

          (a) The definition of "Licensed Field" in the AGROBACTERIUM TRANSFORMATION LICENSE AGREEMENT, CAMV35S PROMOTER LICENSE AGREEMENT, and the ENHANCED CAMV35S PROMOTER LICENSE AGREEMENT are each amended to read:

          "Licensed Field" shall mean all fields of use except for (i) oil modification in soybeans, (ii) use in Antibiotic Maker Genes in any plant, and (iii) insect resistance using B.t. gene(s) in any plant.
          (b) The definition of "Licensed Field" in the ANTIBIOTIC MARKER GENE

LICENSE AGREEMENT is amended to read:

          "Licensed Field" shall mean all fields of use except for (i) oil modification in soybeans, and (ii) insect resistance using B.t. gene(s) in any plant.

     15.16 RESTORATION OF RELATED AGREEMENTS:  If this Agreement is superseded
           ---------------------------------
by another license agreement pursuant to the provisions of Subsection 10.7, the RELATED AGREEMENTS shall be further amended to reverse the amendments of Subsection 15.15.

     15.17 FUTURE CHANGES IN MONSANTO'S LICENSING PROGRAM:  CALGENE agrees that
           ----------------------------------------------
this Agreement shall be promptly amended to reflect any changes in MONSANTO'S licensing program as indicated by differences between this Agreement and the licenses that MONSANTO may have with other licensees of MONSANTO'S insect resistant cotton technology to which this Agreement pertains; provided however that, CALGENE'S obligation shall not apply to changes which first existed after December 31, 1996.

     15.18 INCORPORATION OF EXHIBITS:  Exhibits A-D, inclusive, are
           -------------------------
incorporated herein and made a part hereto.

     IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of the parties herein.

MONSANTO COMPANY                         CALGENE, INC.

By: /s/ Hendrik A. Verfaillie            By: /s/ Michael J. Motroni
    -------------------------                -------------------------

Title: EVP                               Title: Vice President

                                   EXHIBIT A
                                   ---------
                             LICENSED PATENT RIGHTS
                             ----------------------

U. S. Patent 5,352,605 which issued on October 4, 1994
       from U.S.S.N. 08/146,621, filed October 28, 1993

       U. S. Patent Application Serial No. 08/300,029, filed September 2, 1994 which is a DIV of U.S.S.N. 08/146,621, filed October 28, 1993 which is a CON of U.S.S.N. 07/625,637, filed December 7, 1990 which is a CON of U.S.S.N. 06/931,492, filed November 17, 1986 which is a CIP of U.S.S.N. 06/485,568, filed April 15, 1983 which is a CIP of U.S.S.N. 06/458,414, filed January 17, 1983

U. S. Patent 5,164,316 which issued on November 17, 1992
       from U.S.S.N. 07/395,155, filed August 17, 1989

U. S. Patent 5,196,525 which issued on March 23, 1993
       from U.S.S.N. 07/682,049, filed April 8, 1991

U. S. Patent 5,322,938 which issued on June 21, 1994
       from U.S.S.N. 07/977,600, filed November 17, 1992

U. S. Patent 5,359,142 which issued on October 25, 1994
       from U.S.S.N. 08/209,752, filed March 9, 1994

U. S. Patent 5,424,200 which issued on June 13, 1995
       from U.S.S.N. 08/272,900, filed July 11, 1994

U.S. Patent 5,378,619 which issued on January 3, 1995
       from U.S.S.N. 08/172,334, filed December 22, 1993

       U.S. Patent Application Serial No. 08/366,240, filed December 27, 1994 which is a CON of U.S.S.N. 08/172,334, filed December 22, 1993 which is a CON of U.S.S.N. 07/429,917, filed October 31, 1989

U.S. Patent Application Serial No. 06/783,336-(1/17/83 U.S.
       priority) "Plasmids for Transforming Plant Cells"

U.S. Patent Application Serial No. 06/793,486-(1/17/83 U.S.
       priority) "Genetically Transformed Plants"

U.S. Patent Application Serial No. 07/732,974-(1/17/83 U.S.
       priority) "Chimeric Genes Suitable for Expression in
       Plant Cells"

                                   EXHIBIT A
                                   ---------
                             LICENSED PATENT RIGHTS
                             ----------------------

U.S. Patent Application Serial No. 06/917,925-(12/10/84 U.S.
       priority) "Incomplete B.t. Protoxin Gene"

U. S. Patent Application Serial No. 07/959,506, filed October 9, 1992 which is a CON of U.S.S.N. 07/476,661, filed February 12,1990 which is a CIP of U.S.S.N. 07/315,355, filed February 24, 1989

U. S. Patent Application Serial No. 08/434,105, filed May 3, 1995 which is a CON of U.S.S.N. 07/959,506, filed October 9, 1992 which is a CON of U.S.S.N. 07/476,661, filed February 12,1990 which is a CIP of U.S.S.N. 07/315,355, filed February 24, 1989

U. S. Patent Application Serial No. 08/433,111, filed May 3, 1995 which is a CON of U.S.S.N. 07/959,506, filed October 9, 1992 which is a CON of U.S.S.N. 07/476,661, filed February 12,1990 which is a CIP of U.S.S.N. 07/315,355, filed February 24, 1989

Ecogen Inc.
       U.S. Patent 5,073,632 issued December 17, 1991
       U.S.S.N. 07/630,379 filed December 18, 1990
            "CryIIA Toxin Gene"

Agracetus, Inc.
       U.S. Patent 5,004,863 issued April 2, 1991
       U.S. Patent 5,159,135 issued October 27, 1992
            "Genetic Engineering of Cotton Plants and Lines"

                                   EXHIBIT B
                                   ---------

                   BOLLGARD" GENE TRADEMARK LICENSE AGREEMENT
                   ------------------------------------------

     This Agreement, made as of the      day of       , 199____, by and between
Monsanto Company, a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 (hereinafter referred to as "MONSANTO"), and Calgene, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 1920 Fifth Street, Davis, California 95616 (hereinafter referred to as "LICENSEE")

WITNESSETH:

WHEREAS, MONSANTO is the owner of the trademark, which is the subject of U.S.
trademark application no.          for BOLLGARD" Genes (hereinafter referred to
as the "BOLLGARD Trademark"); and

WHEREAS, LICENSEE desires to obtain a license to use the BOLLGARD Trademark in connection with the sale of transgenic cotton seed containing insect resistance genes licensed by MONSANTO pursuant to the LICENSE AGREEMENT;

NOW, THEREFORE, in consideration of the mutual undertakings and obligations herein obtained, the parties agree as follows:

     1. MONSANTO hereby grants to LICENSEE, subject to all of the terms and conditions herein contained, a non-exclusive, royalty-free license to use the BOLLGARD Trademark on or in relation to cotton seed which contains insect resistance genes and which has been produced pursuant to the LICENSE AGREEMENT (hereinafter referred to as "Goods"). This license shall be assignable to a third party only in the manner specified in Subsection 15.1 of the LICENSE AGREEMENT and only as part and parcel of an assignment of the LICENSE AGREEMENT.

     2. LICENSEE agrees that it will use the BOLLGARD Trademark on all Goods, but only on Goods which meet the criteria for "COMMERCIAL INSECT RESISTANCE" as defined in the LICENSE AGREEMENT.

     3. MONSANTO shall have the right at all reasonable times to inspect and examine the methods, processes and containers used by LICENSEE in bagging, treating and storing the Goods on which the LICENSEE uses the BOLLGARD Trademark and to request samples of such Goods and containers. LICENSEE agrees to permit such inspections and examinations and to furnish such samples. Such inspection and examination shall be for the sole purpose of confirming that the quality of the Goods meets the standards set forth in writing by MONSANTO and shall not be used for any competitive purpose whatsoever.

     4. LICENSEE shall have the right to use the BOLLGARD Trademark in advertising and promotional literature and the like, as well as on labels, packaging, containers and the like, for the Goods. LICENSEE agrees that each such use of the BOLLGARD Trademark shall be in accordance with the provisions of
Section 3.8 of the LICENSE AGREEMENT and agrees that the BOLLGARD Trademark shall be keyed by an asterisk to a footnote reading "Trademark of, and used under license from, Monsanto Company". After the BOLLGARD Trademark has been registered,

MONSANTO will notify the LICENSEE of the registration and thereafter LICENSEE shall change the asterisk to the (R) symbol which shall be keyed to the footnote "Registered trademark of, and used under license from, Monsanto Company". LICENSEE further agrees to submit to MONSANTO representative samples of labels, packaging, containers, advertising, promotional materials and other materials to which the BOLLGARD Trademark is applied.

     5. LICENSEE acknowledges MONSANTO'S exclusive ownership of all right, title and interest in and to the BOLLGARD Trademark and agrees that LICENSEE's use of the BOLLGARD Trademark shall inure to the benefit of MONSANTO. LICENSEE further agrees that it will in no way dispute, impugn or attack the validity of said BOLLGARD Trademark or MONSANTO'S rights thereto.

     6. The term of this Agreement shall be coextensive with the term of the LICENSE AGREEMENT unless sooner terminated in accordance with the terms of
Section 7 hereof.

     7. If at any time, LICENSEE should use the BOLLGARD Trademark for Goods not produced in accordance with the terms of the LICENSE AGREEMENT, or if at any time LICENSEE breaches any other provision of this Agreement or fails to observe any of its obligations hereunder the license granted herein shall be terminable upon written notice from MONSANTO to that effect. Provided, however, that LICENSEE shall have ninety (90) days from the receipt of such notice to cure any breach or default.

     8. LICENSEE agrees to notify MONSANTO promptly of any apparent infringement of the BOLLGARD Trademark. MONSANTO will take such action regarding such infringement as it deems, in its sole discretion, to be necessary or desirable, and LICENSEE agrees to cooperate therein.

     9. MONSANTO agrees to indemnify and hold LICENSEE harmless from and against all claims, suits, damages and costs arising out of a claim of trademark infringement or unfair competition on account of LICENSEE's use of the BOLLGARD Trademark. Provided, however, that LICENSEE shall promptly notify MONSANTO of such claim or suit and shall reasonably cooperate with MONSANTO in the defense thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date first set forth above.


                              MONSANTO COMPANY
WITNESS
                              By

                              Title



                              DELTA AND PINE LAND COMPANY

WITNESS
                              By

                              Title

                                   EXHIBIT C
                                   ---------
                    INTERFERENCES AND POTENTIAL INTERFERENCE
                    ----------------------------------------

Interference No. 102,200
     Watrud et al. v. Adang
               Watrud et al. - U.S.S.N. 06/917,925
               Adang - U.S.S.N. 06/617,321

Interference No. 102,890:   "Chimeric Genes for Transforming Plant Cells
                                    Using Viral Promoters"
     Fraley et al. v. Comai et al.
               Fraley et al. - U.S.S.N. 07/625,637
               Comai et al. - U.S.S.N. 07/373,795
     Decided: In favor of Party Fraley et al. (Monsanto Company)

Interference No. 102,924: "Genetically Transformed Plants"
     Schilperoort et al. v. Rogers at al. v. Barton et al. v. Zambryski et al.
               Schilperoort et al. - U.S. Patent No. 4,940,838
               Rogers et al. - U.S.S.N 06/793,486
               Barton et al. - U.S.S.N. 07/155,092
               Zambryski et al. - U.S.S.N 07/196,763

Interference No. 102,925: "Plasmids for transforming Plant Cells"
     Fraley et al. v. Zambryski et al. v. Anderson et al.
               Fraley et al. - U.S.S.N 06/783,336
               Zambryski et al. - U.S.S.N 07/196,763
               Anderson - U.S.S.N. 06/910,470

Interference No. 102,926: "Plasmids for transforming Plant Cells"
     Fraley et al. v. Zambryski et al.
               Fraley et al. - U.S.S.N 06/783,336
               Zambryski et al. - U.S.S.N 07/196,763

Interference No. 103,324: "Insect Resistant Plants"
     Fischhoff et al. v. Adang et al.
               Fischhoff et al. - U.S.S.N. 07/813,250
               Adang et al. - U.S.S.N. 07/713,624

U.S. Patent No. 5,380,831 issued January 10, 1995

                                   EXHIBIT D
                                   ---------
                             HOMOZYGOSITY STANDARD
                             ---------------------

GENERAL
-------

* This protocol primarily addresses outcrossing which is one potential source of negatives. Additional sources for negatives include mishandling of seed and misclassification by ELISA. Separate protocols will need to be developed to address these areas.

* When non-transgenic borders are required, keep them spatially separated from the transgenic breeding material. Always use a 4 row or 15' transgenic border of a variety with the same gene/insert around nurseries.

* Regularly spray the breeding nurseries and seed production fields with an insecticide to control pollinating insects using weekly applications of Sevin during flowering.

* Harvest leaf samples at appropriate stage to ensure high quality material for the ELISA. Ideally, leaf samples should be pulled within 6 weeks after planting.

*    Confirm purity for each generation on both seed and leaf tissue.

* Cotton should be grown in fields with a minimal possibility for volunteer cotton from the previous cropping season.

* Outer eight rows of a production field should not be harvested for seed. Additionally, the first 30 feet on the ends should be excluded from the seed harvest if the bordering cotton is non-transgenic or is a different line.

SPECIFIC GUIDELINES

F1 and F2 generation
--------------------

* Whenever possible, both the F1 and F2 plants are grown in the greenhouse to eliminate the possibility of outcrossing.

* If F1 and/or F2 plants are grown in the field, the seed harvested from those plants must be from hand-selfed flowers.

* Leaf samples of F1 and F2 plants will be tested with ELISA for the presence of the gene. All negative plants will be rogued to eliminate the possibility of outcrossing.

F3 generation
-------------

*    Ideally, progeny tests will be done on F2 plants prior to planting to
                                                      -----------------
determine which F2 plants are homozygous for the gene(s) of interest. F3 seed from only homozygous F2 plants would then be planted in progeny rows in the field. Homozygosity is determined by testing 40 to 50 progeny per plant.

* Progeny rows from homozygous F2 plants of the same transgenic gene/insert are grouped together. A border of the same transgenic line, as described above, must separate these progeny rows from other transgenic lines.

* ELISA analyses must be completed prior to flowering. Rows which are negative or segregating must be rogued prior to pollination to prevent outcrossing. Negative or segregating rows can be eliminated with herbicides or hand hoeing.

*    Progeny rows should be harvested and maintained separately.

F4 generation
-------------

*    Confirm results on the F4 seed with ELISA analyses on 400 seed.    Advance
only those lines with no negative seed. This provides 95% confidence that the actual level of negatives is less than 1%.

* Progeny rows must be planted as separate blocks in the F4 generation (typically grown in the winter nursery).

* Analyze 400 leaf samples from the progeny row blocks to confirm purity. Rogue any that do not have 100% expressing plants.

* Harvest of progeny row blocks is similar to F3 harvest described above. The outer 4 rows should be discarded if the cotton bordering the progeny row block is not a pure source of the same transgenic line.

* Bulking across progeny rows done only after confirming transgenic purity of F5 seed.

F5 generation
-------------

* Confirm seed purity by testing 1000 seed/family. Only families with purity greater than 99% can be bulked for seed production. This provides 95% confidence that the actual purity is greater than 98%.

*    Plant pure lots in seed production fields.

*    Analyze 1000 leaf samples per lot to confirm purity.

* Do not include outer eight border rows and 30' of ends in seed harvest if not bordered with same transgenic line.

* Analyze 4000 seed samples per lot to confirm purity. Do not advance or sell if less than ninety eight percent (98%) pure.